UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

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AZENTA, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2024 Proxy Statement & 2025 Annual Meeting of Stockholders

AZENTA
LIFE SCIENCES

azenta.com

Notice of Annual Meeting of
Stockholders of Azenta, Inc.
Thursday, January 30, 2025
9:00 a.m. Eastern Time,
Virtual-Only Meeting
RECORD DATE: December 9, 2024

MEETING AGENDA

•	To elect ten director nominees
•	To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers as disclosed in this proxy statement
•	To ratify PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for the 2025 fiscal year
The stockholders will also act on any other business as may properly come before the meeting.

How to Vote Your Shares
You may submit proxies by completing, signing and dating the proxy card and mailing it in the accompanying pre-addressed envelope.
You may submit proxies by telephone until 11:59 p.m. (Eastern Time) on January 29, 2025 for shares held directly and until 11:59 p.m. (Eastern Time) on January 27, 2025 for shares held in a Plan by calling 1-800-690-6903. The proxy card includes instructions on submitting proxies by telephone.

You may submit proxies using the Internet until 11:59 p.m. (Eastern Time) on January 29, 2025 for shares held directly and until 11:59 p.m. (Eastern Time) on January 27, 2025 for shares held in a Plan by visiting www.proxyvote.com. The proxy card includes instructions on submitting proxies using the Internet.

If you hold shares in a brokerage account, you should follow the instructions provided by your broker to vote your shares by mail, telephone or electronically via the Internet.

All stockholders of Azenta, Inc. are cordially invited to attend the live audio webcast of the Annual Meeting. Please see “Virtual Annual Meeting” for additional information. To ensure your representation at the Annual Meeting we urge you to complete a proxy telephonically, electronically or by mail. Please see “General Annual Meeting Information” for additional details about requesting and returning a proxy.
By Order of the Board of Directors

JASON W. JOSEPH,
Senior Vice President, General Counsel and Secretary
Burlington, Massachusetts
December 17, 2024

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting to be held on January 30, 2025. On December 17, 2024 we began mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2025 Annual Meeting of Stockholders and our annual report to stockholders. The Notice, the attached proxy statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 are available on our website at www.azenta.com. They are also available to stockholders without charge upon written request addressed to Investor Relations, Azenta, Inc., 200 Summit Drive, 6th Floor, Burlington, Massachusetts 01803, which is the mailing address of the Company’s principal executive offices. In addition, you may access these materials at www.proxyvote.com, which does not have “cookies” that identify visitors to the site.

PROXY STATEMENT SUMMARY
PROXY STATEMENT SUMMARY
We are furnishing this proxy statement and related proxy materials in connection with the solicitation of proxies by our Board of Directors (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Stockholders to be held in a virtual-only format, solely by means of remote communication, on Thursday, January 30, 2025, at 9:00 a.m., Eastern Time, and at any adjournment or postponement thereof (the “Annual Meeting”). We are providing these materials to the holders of record of our common stock as of the close of business on December 9, 2024, and are first making available or mailing the materials on or about December 17, 2024. This summary highlights information contained elsewhere in the Proxy Statement. As this summary does not contain all the information that you should consider in connection with the Annual Meeting, we recommend that you read the entire proxy statement carefully before voting.
References throughout the proxy statement to “Azenta,” “we,” “us”, or the “Company” refer to Azenta, Inc. and its subsidiaries, taken as a whole, unless the context otherwise indicates.
Annual Meeting of Stockholders

Time and Date	Thursday, January 30, 2025 at 9:00 a.m., Eastern Time
Place	The Annual Meeting will be a virtual meeting held online at www.virtualshareholdermeeting.com/AZTA2025 via a live audio webcast. Please see “Virtual Annual Meeting” for additional information
Record Date	December 9, 2024
Vote
Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and vote at the Annual Meeting. Each share of common stock is entitled to one vote on each director nominee and one vote on each of the other proposals.

Attendance	Stockholders and their duly appointed proxies may attend the meeting.

AZENTA – 2024 Proxy Statement 1

PROXY STATEMENT SUMMARY
Proposals and Board Recommendations

Proposal		Description	Board Voting Recommendation
1.	Election of directors	Election of the ten director nominees listed in this proxy statement	FOR these nominees
2.	Vote to approve, on an advisory basis, named executive officer compensation	Advisory vote on named executive officer compensation	FOR
3.	Ratification of appointment of independent auditors	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for fiscal year 2025	FOR

Please see the sections titled “General Annual Meeting Information” on page 70 and “Other Matters” on page 73 for important information about the proxy materials, including voting methods, vote requirements for approval of each proposal, effect of abstentions and broker non-votes and the deadlines to submit stockholder proposals and director nominations for the 2026 annual meeting of stockholders.
Our Director Nominees
You are being asked to vote on the election of the following ten (10) nominees to our Board. All directors are elected annually by the affirmative vote of a plurality of votes cast. The chart below summarizes our director nominees’ personal information and expected committee memberships following the Annual Meeting. You can find detailed information about each director nominee’s background, skill sets and areas of expertise later in this proxy statement.

					Committee Memberships (effective upon election at Annual Meeting)
Name and Principal Occupation	Age	Director Since	Independent	Other Public Boards	Audit	ESG	Human Resources & Compensation	Nominating & Corporate Governance	Value Creation
John Marotta Chief Executive Officer of Azenta, Inc.	45	2024							√
Frank E. Casal, Chairperson Former Vice Chair, Audit, KPMG LLP	70	2021	√		Chair			√	Non- Voting Observer
William L. Cornog Former Head of KKR Capstone	60	2024	√	2					Chair
Robyn C. Davis Managing Director at AngelHealthcare Investors	63	2013	√	1			Chair	√
Dipal Doshi Chief Executive Officer of Entrada Therapeutics, Inc.	49		√	1	√	√
Quentin Koffey Founder, Managing Partner and Chief Investment Officer of Politan Capital Management	47	2024	√	1			√		√

2 AZENTA – 2024 Proxy Statement

PROXY STATEMENT SUMMARY

					Committee Memberships (effective upon election at Annual Meeting)
Name and Principal Occupation	Age	Director Since	Independent	Other Public Boards	Audit	ESG	Human Resources & Compensation	Nominating & Corporate Governance	Value Creation
Erica J. McLaughlin EVP, CFO and Head of Corporate Strategy at Cabot Corporation	48	2020	√		√	Chair
Dr. Martin D. Madaus Senior Operating Executive at the Carlyle Group Inc.	65	2024	√	3				Chair	√
Alan J. Malus Former Corporate Executive Vice President of Thermo Fisher	65	2024	√	1			√		√
Dr. Tina S. Nova Former President of Veracyte’s CLIA U.S. Business	71	2023	√	1		√	√

Virtual Annual Meeting
The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. Eastern Time. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to login and test your device’s audio system. The virtual Annual Meeting is running the most updated version of the applicable software and plugins. You should ensure you have a strong Internet connection and allow sufficient time to log in and verify that you can hear streaming audio prior to the start of the Annual Meeting.
Login Instructions. To be admitted to the virtual Annual Meeting, you will need to login at www.virtualshareholdermeeting.com/AZTA2025 using the 16-digit control number found on the proxy card or voting instruction card previously mailed or made available to stockholders entitled to vote at the Annual Meeting.
Technical Assistance. Beginning 15 minutes prior to, and during, the Annual Meeting, we will have support available to assist stockholders with any technical difficulties they may have accessing or hearing the Annual Meeting. If you encounter any difficulty accessing, or during, the Annual Meeting, please call the support team at the number listed on our website at www.Azenta.investorroom.com (2025 Annual Meeting Material).
Voting Prior to or at the Annual Meeting. An online portal is available to stockholders at www.proxyvote.com where you can view and download our proxy materials and 2024 Annual Report and vote your shares in advance of the Annual Meeting. You may vote your shares during the Annual Meeting (up until the closing of the polls) by following the instructions available at www.virtualshareholdermeeting.com/AZTA2025 during the Annual Meeting.
Shares may be voted via the original proxy card or pursuant to the instructions for submitting your proxy via the Internet or telephone that are included in the proxy materials.
Submitting Questions at the Annual Meeting. Stockholders may submit questions for the Annual Meeting after logging in. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/AZTA2025, typing your question into the “Ask a Question” field, and clicking “Submit.” Please submit any questions before the start time of the meeting.
Appropriate questions related to the business of the Annual Meeting (the proposals being voted on) will be answered during the Annual Meeting, subject to time constraints. Any such questions that cannot be answered during the Annual Meeting due to time constraints will be posted and answered at www.azenta.investorroom.com (2025 Annual Meeting Material) as soon as practical after the Annual Meeting. Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, related to rules of conduct and other materials for the Annual Meeting will be available at www.azenta.investorroom.com (2025 Annual Meeting Material).

AZENTA – 2024 Proxy Statement 3

PROXY STATEMENT SUMMARY
The Annual Report delivered to our stockholders with this proxy statement is the Annual Report on Form 10-K for the fiscal year ended September 30, 2024, as filed with the Securities and Exchange Commission (“SEC”), with supplemental information included therewith. It is also available to stockholders without charge upon written request to the Company’s principal executive offices at: Investor Relations, Azenta, Inc., 200 Summit Drive, 6th Floor, Burlington, Massachusetts 01803. As noted below, it can also be obtained via the Internet.

4 AZENTA – 2024 Proxy Statement

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE
Corporate Governance Highlights

BOARD INDEPENDENCE
• All of our director nominees, other than our Chief Executive Officer, are independent
•
40% of our director nominees represent gender, racial or ethnic diversity
•
We maintain a separate Board Chair and CEO roles
•
Our Board performs annual Board and Committee evaluations with the assistance of an independent third party
•
All members of Audit, Nominating and Governance, ESG and Human Resources and Compensation Committees are independent
•
Executive sessions of independent directors are held at each Board meeting

BOARD REFRESHMENT
• Average tenure of director nominees is 2.4 years
•
7 of 10 director nominees joined in the last two years, including one director nominee who will initially join the Board at the Annual Meeting if elected

STOCKHOLDER RIGHTS AND INTERESTS
• Annual election of all directors
•
Policy adopted requiring resignation from any director receiving less than a majority of votes cast in an uncontested election
•
Proactive annual stockholder engagement process with director participation
•
Annual “say on pay” vote

ROBUST GOVERNANCE PRACTICES
• Stock ownership guidelines for directors and executive officers
•
Clawback policy
•
Insider trading policy that prohibits hedging, pledging and short sales of Azenta stock
•
No poison pill
•
Board oversight of succession planning
•
Management reports regularly to Board on cybersecurity and compliance matters

Recent Corporate Governance Developments
The following changes to our corporate governance have occurred since the Company issued its previous proxy statement on December 15, 2023:

Item	Context
Committees
Value Creation Committee Established
The Value Creation Committee’s authority includes advising on cost optimization and procurement initiatives, growth and strategic initiatives and plans, capital deployment, margin expansion, competitive activity, technology, and legislative and regulatory considerations.

Board Composition
Board refreshment (including nomination of an ethnically diverse director)
CEO John Marotta and independent directors William L. Cornog, Quentin Koffey, and Alan J. Malus are recent additions to the Board. The Board recommends that shareholders support the election of new independent director Dipal Doshi at the upcoming annual meeting.

Governance Policies
Resignation Policy Adopted
Any director who receives a greater number of votes “withheld” or “against” than votes “for” in an uncontested election of directors is required to promptly resign. The Nominating and Governance Committee will consider each resignation tendered under this policy and recommend to the Board whether to accept or reject it.

Board of Directors
The Board of Directors has responsibility for establishing broad corporate policies and reviewing the Company’s overall performance, rather than day-to-day operations. The Board’s primary responsibility is to oversee management and, in so doing, to serve the Company’s and its stockholders’ best interests while also promoting corporate social responsibility. Management keeps the directors informed of the Company’s activities through regular written reports and presentations at Board and Committee

AZENTA – 2024 Proxy Statement 5

CORPORATE GOVERNANCE
meetings. The Board has adopted Corporate Governance Guidelines that are publicly available on our website at www.azenta.com. The Corporate Governance Guidelines call for, among other things, the maintenance of Board leadership that is separate from the Company’s executive leadership, whether that comes in the form of an independent chair or an independent lead director. The independent chair presides over the regularly held executive sessions of the Board, noted below, at which the chief executive officer is not present. Each director is required to stand for election annually.
The Board has assessed each of the ten nominees for director against the SEC and the Nasdaq Stock Market standards for independence and determined that Messrs. Casal, Cornog, Doshi, Koffey, and Malus, Drs. Nova and Madaus, and Mses. Davis and McLaughlin, nine of the ten director nominees, meet the general definition of an independent director as defined by the Nasdaq Stock Market. The Board has further determined that all members of the Audit Committee (among others) meet the Nasdaq Stock Market’s stricter definition of independence required for members of an Audit Committee and determined that each member of the Audit Committee qualifies as an audit committee financial expert.
The Board of Directors held fifteen meetings during the fiscal year ended September 30, 2024 and took action four times by written consent. Each current director attended at least 75% of the meetings of the Board of Directors and of committees of which he or she was a member held while he or she was a director during the last fiscal year. In connection with each of the Board’s four regularly scheduled meetings, all non-employee members of the Board met in executive session without the chief executive officer being present.
The Board of Directors encourages stockholders to communicate with our senior management and directly with members of the Board of Directors on matters of concern related to our business and affairs. Stockholders who wish to communicate with members of the Board of Directors may do so by the following means:
•	By telephone: (732) 416-4975
•	By electronic mail: Directors@azenta.com
•	By first class mail, overnight mail or courier:
Azenta Board of Directors
Azenta, Inc.
200 Summit Drive, 6th Floor
Burlington, MA 01803
•	By website: https://azenta.investorroom.com/shareholder-feedback
As a matter of policy, we encourage the directors to attend meetings of stockholders, in person, virtually or by telephone. All of the nominees for election as director, other than Messrs. Cornog, Doshi, Koffey, Malus, and Marotta, were directors at the time of the last annual stockholder meeting in January 2024 and attended that meeting.
In accordance with our Corporate Governance Guidelines, members of the Board are encouraged to periodically attend formal continuing education programs for directors, with a recommended frequency of at least once every two years. We support and encourage Board members to take advantage of director education opportunities. There are many public company director educational programs available, and we believe that our Board members should keep current on the fast-changing areas of corporate governance and related regulations.
Chair of the Board
The Board of Directors has elected Frank E. Casal to serve as chair of the Board. The chair assists the chief executive officer in setting the agenda for meetings of the Board of Directors, presides over executive sessions of the Board and performs such other duties as the Board may assign. Robyn C. Davis has served as vice chair of the Board since the Company’s last Annual Meeting of Stockholders. However, the Board has determined to discontinue the role of vice chair effective upon the election of directors at the Annual Meeting.
Board Skills and Experience
The Board believes that the combination of backgrounds, skills and experiences of our directors has produced a board that is well-equipped to exercise oversight responsibilities on behalf of our stockholders. The following table highlights the key skills, qualifications and experiences that each director nominee brings to our Board. The skills matrix is a summary, and it is not intended to be a complete description of all the key skills, qualifications, attributes and experience of each director nominee. Our director nominees have developed competencies in these skills through education, direct experience and oversight responsibilities.

6 AZENTA – 2024 Proxy Statement

CORPORATE GOVERNANCE

Skills, Qualification and Experience	Frank E. Casal	William L. Cornog	Robyn C. Davis	Dipal Doshi	Quentin Koffey	Erica J. McLaughlin	Martin Madaus	Alan J. Malus	John Marotta	Tina S. Nova	Total Nominees
Outside Public Company Board Experience		√	√	√	√		√	√	√	√	8
Senior Executive Leadership	√	√		√		√	√	√	√	√	8
Financial / Accounting or Audit Experience	√	√			√	√		√			5
Healthcare or Life Sciences Industry Experience		√	√	√	√		√	√	√	√	8
Global Business Experience	√	√	√		√	√	√	√	√		8
Operational Experience in Innovation focused Industries		√		√		√	√	√	√	√	7
Mergers and Acquisitions / Integrations Experience	√	√	√	√	√	√	√	√	√	√	10
Growth Strategy and Market Expansion Experience			√	√	√	√	√	√	√	√	8
Leadership and Talent Development	√		√	√	√	√		√	√	√	8
Risk Management/ Cybersecurity	√	√			√	√					4

Board Diversity
Board composition is a critical area of focus for the Board, and the Board seeks representation across a range of attributes, including race, ethnicity, age, and gender. The Board considers diversity in its review of Board composition as discussed above and also takes into account industry knowledge, executive experience, operational experience, scientific and academic expertise, geography, and personal background of each member of the Board and potential nominees to join the Board. The emphasis throughout the process of identifying, evaluating, and nominating candidates and continuing members of the Board is to ultimately produce a group of directors that functions effectively as a leadership team. To support, maintain, and expand the diversity of the Board, the Nominating and Governance Committee actively seeks diverse candidates, including women and minority candidates, as part of its search for new directors.
On January 11, 2024, we filed a proxy statement supplement in which the Board committed to appointing at least one new director who is racially and/or ethnically diverse within the next year. With shareholder support for the Company’s nominees, the January commitment will be fulfilled.
While our Board has not adopted a formal policy concerning diversity, it does believe, as noted above, that it must take advantage of the strength derived from having a diverse set of skills, experience and unique individual backgrounds represented among its members. If all of the nominees are elected, 30% of the Board members will be women and 40% of the Board members will contribute to gender or ethnic diversity.

AZENTA – 2024 Proxy Statement 7

CORPORATE GOVERNANCE
We believe the continual refreshment of new Board members is an important element of our overall governance and if all of the nominees are elected at the Annual Meeting, 70% of our directors will have joined the Board since 2023, including one director nominee who will initially join the Board at the Annual Meeting if elected. The Azenta Board is also composed of a diverse group of leaders in their respective fields. As discussed above, many of the current directors have leadership experience at major domestic and international companies and/or organizations with operations inside and outside the United States, as well as experience on other companies’ boards, which provides an understanding of different business processes, challenges and strategies. In some cases, they have occupied chief executive officer and other leadership roles in internationally focused companies or institutions in the markets that Azenta serves or related markets.
The table below provides information relating to certain voluntary self-identified characteristics of our directors and director nominees. Each of the categories listed in the table has the meaning set forth in Nasdaq Rule 5605(f), and the format of the table is designed to be substantially similar to the format described in Nasdaq Rule 5606. Our last reported Board Diversity Matrix is included in our proxy statement for the 2024 annual meeting of stockholders filed on December 15, 2023.

Board Diversity Matrix
	Anticipated January 2025				As of January 2024
Total Number of Directors	10				9
Part I: Gender Identity	Female	Male	Non-Binary	Undisclosed	Female	Male	Non-Binary	Undisclosed
Directors	3	7			3	6
Part II: Demographic Background
Asian		1
White	3	6			3	6

8 AZENTA – 2024 Proxy Statement

CORPORATE GOVERNANCE
Board Refreshment
We consider Board refreshment on an ongoing basis at Azenta. Our Nominating and Governance Committee is responsible for determining Board membership qualifications and for selecting, evaluating, and recommending to the Board nominees for annual election to the Board and to fill vacancies as they arise. The Nominating and Governance Committee reviews regularly and reports to the Board on the composition and size of the Board, and makes recommendations, as necessary, so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise, and diversity advisable for the Board as a whole.
As reflected in the Company’s Corporate Governance Guidelines, the Board adopted a policy requiring any director who receives a greater number of votes “withheld” or “against” his or her election than votes “for” his or her election in an election of directors that is not a contested election is required to tender his or her resignation as a director to the Board promptly following the certification of the election results. The Nominating and Governance Committee will consider each resignation tendered under this policy and recommend to the Board whether to accept or reject it.
As part of our ongoing transformation and Board refreshment process, we recently appointed three new independent directors to the Board: William L. Cornog, Quentin Koffey and Alan J. Malus. In addition, we are also nominating one new director to the Board: Dipal Doshi. Current directors Dr. Rosenblatt and Messrs. Bousa and Hirsch have not been nominated for re-election and their term will expire at the Annual Meeting.
Committees of the Board
The Board currently has the following standing committees: an Audit Committee, an Environmental, Social & Governance (ESG) Committee, a Finance Committee, a Human Resources and Compensation Committee, a Nominating and Governance Committee and a Value Creation Committee. The Board has determined to disband the Finance Committee, effective upon the election of directors at the Annual Meeting. The following tables set out (1) the Board committees on which each current member of the Board now serves and the current chair of each committee and (2) the Board committee that each director nominee is expected to serve on and the expected chair of each committee following the election of directors at the Annual Meeting.
Committee Makeup and FY2024 Activity

Name of Director	Audit	ESG	Finance	HR & Compensation	Nominating & Governance	Value Creation
Non-Employee Directors:
Frank E. Casal(1)
Edward Bousa
William L. Cornog
Robyn C. Davis
Didier Hirsch
Quentin Koffey
Alan J. Malus
Martin Madaus
Erica J. McLaughlin
Tina S. Nova
Michael Rosenblatt
Employee Director:
John P. Marotta
NUMBER OF MEETINGS IN FISCAL 2024	5	4	5	5	10	—

(1)	Chair of the Board

Current Chair
Current Member
Current Non-Voting Observer

AZENTA – 2024 Proxy Statement 9

CORPORATE GOVERNANCE
Anticipated Committee Makeup
(if all nominees are elected at Annual Meeting)

Name of Director	Audit	ESG	HR & Compensation	Nominating & Governance	Value Creation
Non-Employee Directors:
Frank E. Casal(1)
William L. Cornog
Robyn C. Davis
Dipal Doshi
Quentin Koffey
Martin Madaus
Alan J. Malus
Erica J. McLaughlin
Tina S. Nova
Employee Director:
John P. Marotta

(1)	Expected Chair of the Board

Expected Chair
Expected Member
Expected Non-Voting Observer

Audit Committee
Under the provisions of the Audit Committee charter, the Audit Committee is responsible for the qualifications, independence, appointment, retention, compensation and evaluation of our independent registered public accounting firm, for assisting the Board of Directors in monitoring our financial reporting process, accounting functions, and internal control over financial reporting and for overseeing the process by which we and the Board of Directors conduct the ongoing assessment and management of the risks we face. It is also responsible for administering our Standards of Conduct and the oversight of “whistle-blowing” procedures, and certain other compliance matters.
As previously disclosed in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, management identified a material weakness in our internal control over financial reporting as of September 30, 2024 as we did not design and maintain effective controls related to the review of the cash flow statement. The impact of the weakness was immaterial misstatements in our Consolidated Statements of Cash Flows for:
•	the Q2 and Q3 interim periods during fiscal 2023
•	the year ended September 30, 2023, and
•	the Q1, Q2, and Q3 interim periods during fiscal 2024
In addition, there were immaterial misstatements in our supplemental cash flow disclosures for:
•	the year ended September 30, 2022
•	each interim and annual period during fiscal 2023, and
•	the Q1, Q2 and Q3 interim periods during fiscal 2024.
With oversight from the Audit Committee, our management has taken, and plans to take, actions to remediate the deficiency in our internal control over financial reporting. These actions include implementing, beginning with the close process for the first fiscal quarter of 2025, new processes, procedures and controls designed to address the underlying causes associated with the material weakness, including (a) implementing a new cash flow reporting tool which will automate the calculation of the effect of exchange rate changes on cash and cash equivalents, and (b) implementing and documenting new processes and controls over the review of our consolidated statement of cash flows. We will assess the effectiveness of the remediation relative to the criteria set forth in Internal Control − Integrated Framework (2013) issued by the Committee of Sponsoring Organizations (COSO) of the Treadway Commission. The Audit Committee will continue to oversee management’s remediation plans and will keep the Board of Directors informed on the status of the material

10 AZENTA – 2024 Proxy Statement

CORPORATE GOVERNANCE
weakness and seek additional input from the Board of Directors, management, our internal audit and finance teams and the independent auditors to ensure that the material weakness is remediated in a timely and effective manner.
A copy of the charter of the Audit Committee is publicly available on our website at www.azenta.com. Under its charter, the Audit Committee must consist of not less than three directors, each of whom meets the stricter definition of independence for members of the Audit Committee under rules of the Nasdaq Stock Market. The Audit Committee currently is composed of Mr. Hirsch (Chair), Messrs. Casal and Bousa and Ms. McLaughlin. Upon the election of directors at the Annual Meeting, we expect Mr. Casal to become the Chair of the Audit Committee, Ms. McLaughlin to remain on the Audit Committee and Mr. Doshi to become a member of the Audit Committee. The Board of Directors has reviewed the qualifications of each member of the Audit Committee and has determined that each of them meets that stricter definition of independence applicable to audit committee members and that Mr. Casal and Ms. McLaughlin each qualify as an “audit committee financial expert” as the SEC defines that term in Item 407 of Regulation S-K.
The Audit Committee met on five occasions during fiscal year 2024 and took no action by written consent. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.
Environmental, Social and Governance (ESG) Committee
The purpose of the ESG Committee is to assist the Board of Directors in discharging its oversight responsibility related to ESG matters such as climate change impacts, energy and natural resources conservation, environmental and supply chain sustainability, human rights, employee health, safety and well-being, diversity, equity and inclusion, ethics, cybersecurity and data privacy, community engagement, public policy engagement, political contribution, and corporate charitable and philanthropic activities and other ESG issues that are relevant and material to the Company, provide guidance to the Board on the aforementioned matters, and perform an oversight role in shaping the Company’s ESG strategy. The charter of the ESG Committee is publicly available on our website at www.azenta.com. The ESG Committee is currently comprised of Dr. Rosenblatt (Chair), Dr. Nova and Mr. Bousa. Upon the election of directors at the Annual Meeting, we expect Ms. McLaughlin to become the Chair of the ESG Committee, Dr. Nova to remain on the ESG Committee and Mr. Doshi to become a member of the ESG Committee, each of whom meets the definition of an independent director.
The ESG Committee met on four occasions during fiscal year 2024 and took no action by written consent.
Finance Committee
The purpose of the Finance Committee is to assess and provide recommendations to the Board of Directors on the Company’s capital structure, including financial strategies, policies, practices and transactions, including the Company’s annual operating plan (AOP). Among other things, the Finance Committee recommends how to employ the Company’s cash resources and assists the management and the Board in the consideration and review of possible strategic transactions. Its purposes do not include the evaluation of financial performance and controls delegated under the charter of the Audit Committee, nor does it preclude direct action by the Board on any issue if the Board so chooses. The charter of the Finance Committee is publicly available on our website at www.azenta.com. The Finance Committee is currently comprised of Dr. Nova (Chair), Ms. Davis, and Mr. Hirsch. Due to the overlap of responsibilities between the Finance Committee and the Audit Committee, as well as the Board, and in an effort to streamline the decision making of the Board, the Board has determined to disband the Finance Committee effective upon the election of directors at the Annual Meeting.
The Finance Committee met on five occasions during fiscal year 2024 and took no action by written consent.
Human Resources and Compensation Committee
The Human Resources and Compensation Committee has overall responsibility for our compensation philosophy, evaluates and approves executive compensation including cash bonuses to be issued pursuant to the Company’s Performance-Based Variable Compensation Plan and our other cash incentive plans discussed below under “Compensation Discussion and Analysis” beginning on page 32, assists the Board in the discharge of its responsibilities with respect to executive compensation and develops the leadership capabilities of our executives. The Human Resources and Compensation Committee is responsible for the annual compilation of the chief executive officer’s strategic performance objectives and manages his/her annual performance assessment and feedback. Additionally, the Human Resources and Compensation Committee is responsible for planning the succession process for the chief executive officer and the executive staff. It also has been delegated the authority to supervise the administration of our stock plans, and it is required to review and approve the incorporation of our Compensation Discussion and Analysis in this proxy statement in accordance with SEC rules. The Human Resources and Compensation Committee also reviews all grants to employees under our stock plans and recommends the approval of those grants by the full Board of Directors. The Human Resources and Compensation Committee is authorized to retain independent advisors to assist it in fulfilling its responsibilities. Under its charter and the requirements of the Nasdaq Stock Market, the Human Resources and Compensation Committee must consist of at least three directors, each of whom satisfies certain requirements of the securities and other laws and satisfies the independence requirements of the Nasdaq Stock Market.
As previously disclosed in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, in connection with the preparation of our fiscal year 2024 financial statements, we identified classification errors in our Consolidated Statement of Cash Flows for the year ended September 30, 2023 and the Condensed Consolidated Statements of Cash Flows for the interim periods ended March 31, 2023, June 30, 2023, December 31, 2023, March 31, 2024, and June 30, 2024 and revised the Consolidated Statements of

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CORPORATE GOVERNANCE
Cash Flows for each of these periods in the Annual Report on Form 10-K for the fiscal year ended September 30, 2024. As a result of the revisions, management, with oversight of the Human Resources and Compensation Committee and the full Board, conducted a recovery analysis under our clawback policy of incentive-based compensation received by our executive officers during the years ended September 30, 2024 and 2023 to ascertain whether any recovery of excess incentive-based compensation was required. Management, the Human Resources and Compensation Committee and the full Board concluded that no adjustments to executive compensation were required because no compensation was paid to the executive officers under performance-based compensation awards pursuant to performance goals impacted by the revisions and, therefore, that there was no excess incentive-based compensation to recover.
The charter of the Human Resources and Compensation Committee is publicly available on our website at www.azenta.com. The Human Resources and Compensation Committee is currently comprised of Ms. Davis (Chair), Mr. Koffey and Drs. Madaus and Rosenblatt. Upon the election of directors at the Annual Meeting, we expect Ms. Davis to remain the Chair of the Human Resources and Compensation Committee, Mr. Koffey to remain a member of the Human Resources and Compensation Committee, and Dr. Nova and Mr. Malus to become members of the Human Resources and Compensation Committee. Each of these Human Resources and Compensation Committee members meets the definition of an independent director and the other requirements for membership.
The Human Resources and Compensation Committee met on five occasions during fiscal year 2024 and took one action by written consent.
Please see also the report of the Human Resources and Compensation Committee set forth elsewhere in this proxy statement.
Human Resources and Compensation Committee Interlocks and Insider Participation
None of the members of the Human Resources and Compensation Committee is or was formerly an officer or employee of the Company, and no executive officer serves on the board of directors of any company at which any of the Human Resources and Compensation Committee members is employed.
Nominating and Governance Committee
The purpose of the Nominating and Governance Committee is to: (i) identify, review and evaluate candidates to serve as directors; (ii) serve as a focal point for communication between such candidates, the Board of Directors and our management; (iii) make recommendations to the full Board with respect to Board candidates to be elected by the stockholders or appointed by the Board; (iv) evaluate and make recommendations to the Board on a set of corporate governance and ethics principles; (v) periodically review and evaluate our governance and ethics policies and guidelines; (vi) evaluate and make recommendations to the Board concerning the structure, responsibilities and operation of the Committees of the Board; (vii) make recommendations to the Board concerning Board meeting policies; and (viii) make recommendations to the Board concerning the compensation of members of the Board and any Committees of the Board.
Under its charter, as supplemented by the rules of the Nasdaq Stock Market, the Nominating and Governance Committee must consist of not less than three members, each of whom satisfies the independence requirements of the Nasdaq Stock Market. A copy of the charter of the Nominating and Governance Committee is publicly available on our website at www.azenta.com. The current members of the Nominating and Governance Committee are Ms. McLaughlin (Chair), Mr. Casal and Dr. Madaus. Upon the election of directors at the Annual Meeting, we expect Dr. Madaus to become the Chair of the Nominating and Governance Committee, Mr. Casal to remain a member of the Nominating and Governance Committee and Ms. Davis to become a member of the Nominating and Governance Committee, each of whom meets the definition of an independent director.
The Nominating and Governance Committee is responsible for identifying candidates to serve as directors, whether such directorships are filled by the Board or by stockholders. The Nominating and Governance Committee may consider nominees recommended by stockholders and other sources, such as directors, third-party search firms or other appropriate sources. Board composition is a critical area of focus for the Board, and the Board seeks representation across a range of attributes, including race, ethnicity, age, and gender. The Nominating and Governance Committee and the Board considers diversity in its review of Board composition and also takes into account industry knowledge, operational experience, scientific and academic expertise, geography, and personal background of each member of the Board and potential nominees to join the Board. To support, maintain and expand the diversity of our Board, our Nominating and Governance Committee actively seeks diverse candidates, including women and minority candidates, as part of its search for new directors. In evaluating candidates the Nominating and Governance Committee seeks the strength that is derived from a variety of experiences among board members, embracing the criteria and qualifications set forth in the Nominating and Governance Committee’s charter, which include personal integrity, sound business judgment, business and professional skills and experience, independence (as defined under SEC and Nasdaq rules), potential conflicts of interest, proven leadership and management experience as chief executive officer or chair of a public company or other large, complex organization, diversity, expertise resulting from significant academic or research activities, and experience on one or more boards of significant public, private, or non-profit organizations, the extent to which a candidate would fill a present need, and concern for the long-term interests of stockholders. In any particular situation, the Nominating and Governance Committee may focus on persons possessing a particular background, experience or qualifications, which the Committee believes would be important to enhance the effectiveness of the Board. It is the practice of the Nominating and Governance Committee in nominating and evaluating candidates for the Board to take into account their ability to contribute to the

12 AZENTA – 2024 Proxy Statement

CORPORATE GOVERNANCE
experience represented on the Board. The evaluation process for stockholder recommendations is the same as for candidates from any other source. If stockholders wish to recommend a candidate for director for election at the 2026 annual meeting of stockholders, they must follow the procedures described in “Other Matters-Stockholder Proposals and Recommendations For Director.”
The Nominating and Governance Committee also initiates and administers the Board’s annual self-evaluation and performance review process. In fiscal 2024, the Nominating and Governance Committee engaged an independent third party to assist in the evaluation process to bring an outside perspective to the process in order to ensure rigor, full disclosure and a thorough and dynamic process. In fiscal 2024, this evaluation process was initiated by each Board member being sent a written questionnaire prepared by the independent third party with input from the Nominating and Governance Committee and the Senior Vice President, General Counsel and Corporate Secretary dealing with a variety of elements.
After these questionnaires were completed and returned, the independent third party reviewed the results and then conducted individual interviews with each Board member in order to understand fully the perceptions and analysis of each director. The independent third party then presented the information collected through these processes to the Nominating and Governance Committee and then, following that discussion, the chair of the Nominating and Governance Committee presented the independent third party’s observations and recommendations to the full Board for discussion and review. The Board views these activities as part of its overall process of ongoing self-evaluation and continuous improvement and expects to periodically engage independent third parties to help facilitate its annual self-evaluations and performance reviews.
The Nominating and Governance Committee met on ten occasions during fiscal year 2024 and took one action by written consent.
Value Creation Committee
On November 1, 2024, the Board created the Value Creation Committee for the purpose of assisting and advising the Board in its responsibilities relating to long-term value creation. The Value Creation Committee will monitor and consult with and advise the Board and senior management of the Company on the Company’s long-term value creation including cost optimization and procurement initiatives, growth and strategic initiatives and plans, capital deployment and the Company’s execution thereon, as well as on the impact of external developments and factors on the Company’s long-term value creation (including margin expansion), growth and strategic initiatives and plans, including, without limitation, the impact of changes in economic and market conditions, competitive activity, technology, legislative and regulatory considerations and any other external development that the Value Creation Committee believes is relevant.
A copy of the charter of the Value Creation Committee is publicly available on our website at www.azenta.com. The current members of the Value Creation Committee are Mr. Cornog (Chair), Dr. Madaus and Messrs. Koffey, Malus and Marotta, each of whom will remain on the Value Creation Committee following the Annual Meeting, and each of whom also meets the definition of an independent director, except for Mr. Marotta. Mr. Casal is currently, and is expected to remain following the Annual Meeting, a non-voting observer to the Value Creation Committee.
Board Risk Oversight
Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its Committees, has the ultimate responsibility for the oversight of risk management. The Board has delegated to the Audit Committee responsibility to ensure that the Board and management implement and regularly employ the processes necessary to understand, address and manage the Company’s business risks, including delegation to other Committees of the Board with respect to specific areas of business risk where the Audit Committee deems this to be appropriate. Periodically, working initially through the Audit Committee, management and the Board jointly develop and/or review a list of important risks that the Company prioritizes. These are reviewed during the year by management and by the Board and the applicable Committees of the Board. The Board of Directors also specifically engages in cybersecurity risk oversight through detailed annual reports, as well as periodic updates from the Company’s chief information officer.
The Board’s risk oversight processes build upon management’s regular risk assessment and mitigation processes, which include standardized reviews conducted with members of management across and throughout the Company in areas such as financial and management controls, strategic and operational planning, regulatory compliance, environmental compliance and health and safety processes. The results of these reviews are then discussed and analyzed at the most senior level of management, which assesses both the level of risk posed in these areas and the likelihood of their occurrence, coupled with planning for the mitigation of such risks and occurrences.
Following this senior management level assessment, the Audit Committee is then tasked to coordinate the risk assessment process at the Board level and to ensure that mitigation and corrective actions are being taken where appropriate.
Although we have not adopted an insider trading policy governing our purchase, sale, and/or other disposition of our securities, as part of the oversight of risk, the Board, or one or more of its Committees, approves any transaction, plan or arrangement by or with the Company with respect to our securities on a case-by-case basis, and as part of their procedures to review and approve any such transaction, plan or arrangement, the Board or Committee consults with our General Counsel and/or outside legal counsel to ensure compliance with applicable insider trading laws, rules and regulations, and listing standards.

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CORPORATE GOVERNANCE
Board Leadership Structure
The Company’s Corporate Governance Guidelines, as set out on the Company’s corporate web site under “Company” and “Investors” and “Governance” and “Governance Documents,” provide that there will always be independent leadership of the Board. In accordance with the Corporate Governance Guidelines, the Board may select the chief executive officer to also serve as Board chair, but its current practice is to have an independent director serve as chair. The Corporate Governance Guidelines also make clear that in the event that the same person serves as chief executive officer and chair, the Board shall select a lead independent director who shall be responsible for chairing meetings of the independent directors in addition to any other responsibilities designated by the Board. Under this separation of responsibilities, an independent director will always be in a position of Board leadership.
The Company’s Corporate Governance Guidelines also provide that the independent directors of the board shall meet in executive session (separate from any inside directors) on a regular basis, at least as frequently as may be required by applicable Nasdaq or SEC rule or regulation. It has been the consistent practice of the chair to conduct such meetings of independent directors at each in-person meeting of the Board of Directors. In addition, the independent directors of the Board meet in executive session under certain circumstances when appropriate. For example, in fiscal year 2024, the independent directors of the Board met on several occasions in connection with the CEO search process that ultimately led to the hiring of our CEO, John Marotta.
In addition, under the Corporate Governance Guidelines, the chair (with the assistance of the Company Secretary) is primarily responsible for (i) monitoring communications from stockholders and (ii) providing copies or summaries of such communications to the other directors as he or she considers appropriate.
We believe that the separation of the roles of chief executive officer and chair of the Board of Directors continues to offer benefits including the following:
•	the independent oversight of the Company is enhanced;
•	the objectivity of the Board’s evaluation of the chief executive officer is increased;
•	having a non-executive chair provides an independent spokesperson for the Company;
•	the chief executive officer has the benefit of a fully independent and experienced board; and
•	the Board can provide a fully independent and objective assessment of risk.
Our Approach to Environmental, Social and Governance (ESG)
At Azenta, our mission to enable “life sciences organizations around the world to bring impactful breakthroughs and therapies to market faster” is deeply intertwined with our commitment to operate as a responsible corporate citizen. We are dedicated to using resources responsibly to support the sustainability of our business and the global environment.
Oversight and Governance
Our environmental, social, and governance (ESG) efforts are governed at the highest levels, with Board and executive management oversight. The Board of Directors provides guidance to ensure that ESG initiatives align with material risks and opportunities, strategic goals, and stakeholder expectations. The ESG Committee of the Board is responsible for overseeing our ESG strategy, including environmental sustainability, ethics and compliance programs, workplace health and safety, product quality and safety, data privacy and security, and workplace diversity, equity, and inclusion initiatives. This Committee also monitors ESG reporting and disclosure practices. Other board committees also play a role in ESG oversight. The Audit Committee oversees audit risks, including those related to ESG. The Human Resources and Compensation Committee monitors risks related to employee engagement, talent management, and compensation. The Nominating and Corporate Governance Committee leads the oversight of board governance, including board organization and effectiveness.
The ESG program is further supported by a cross-functional Executive ESG Steering Committee, comprised of management team members from across the Company which is responsible for developing, implementing, and monitoring initiatives related to the three key pillars: Environmental Protection, Social Impact, and Responsible Operations. Each pillar is managed by a dedicated working committee, ensuring sustained focus and effective execution at the functional level. This comprehensive governance framework, with oversight from both Executive Leadership and the Board, allows us to effectively manage ESG risks and create long-term value for stockholders, employees, customers, and other stakeholders.
In our efforts to enhance our ESG initiatives and disclosures, we remain focused on our “Three Pillars” of corporate responsibility – environmental protection, social impact, and responsible operations – outlined in more detail below.

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CORPORATE GOVERNANCE

Environmental Protection
We are committed to combating climate change as a central part of its business strategy, focusing on reducing both energy consumption and greenhouse gas (GHG) emissions across its operations and the impact of its products and services. In 2024, we submitted a letter of commitment to the Science Based Targets Initiative (SBTi), the leading global program for establishing climate science-based greenhouse gas emissions reduction targets. As part of this commitment, we set a goal to reduce Scope 1 and 2 GHG emissions by 55% by 2033 from a 2022 base year, with the ultimate objective of achieving net-zero emissions by 2050. To support these efforts, our facilities are incorporating sustainable energy practices, such as solar installations, LED lighting, and renewable energy adoption.

In addition to our commitment to reduce our GHG emissions, we collaborate with suppliers and customers to drive decarbonization efforts, reduce the use of chemicals with harmful environmental impact and meet the growing sustainability-related demands of stakeholders. For example, we foster innovation through our research and development (R&D) programs, particularly in the design of green refrigeration technologies to minimize environmental impact. Products like the BioArc™ Ultra automated sample storage system further reflect Azenta’s commitment to sustainable innovation, offering significant energy savings and eco-conscious design features.

Social Impact

We are committed to fostering an inclusive and engaged workforce and supporting our communities. We prioritize diversity, equity, and inclusion (DE&I) through inclusive hiring practices and pay equity reviews. Employee well-being is also a key focus, supported by competitive benefits, recognition programs, and initiatives that foster a culture of collaboration and growth. These efforts reflect our dedication to supporting both employee success and meaningful contributions to the communities we serve.

We demonstrate a strong commitment to building a thriving workplace by gathering employee feedback through global engagement surveys. This feedback supports ongoing improvements and the development of key initiatives, such as the Azenta Career Hub, which facilitates internal career growth opportunities. The company also prioritizes employee well-being through the Azenta Employee Wellbeing program, which promotes self-care and balance. To further support professional development, we provide resources like LinkedIn Learning and Azenta THRIVE. LinkedIn Learning offers employees access to a wide range of online courses, allowing them to develop valuable skills. Meanwhile, our THRIVE initiative provides tailored resources to help employees excel in their roles, ensure new hires transition smoothly, and allow managers to enhance their leadership capabilities. These initiatives reflect our commitment to cultivating an inclusive, supportive environment where employees can grow, succeed, and reach new heights in their careers.

AZENTA – 2024 Proxy Statement 15

CORPORATE GOVERNANCE

Responsible Operations
At Azenta, good corporate governance is fundamental to our business and our values. Integrity and excellence are central to the long-term success of our company. Our governance practices ensure that we operate with transparency, accountability, and ethical conduct. Our enterprise risk management (ERM) program systematically identifies, assesses, and mitigates risks, integrating with governance and performance frameworks. Cybersecurity, data privacy, and product safety are critical operational pillars, with us adopting industry best practices to maintain high standards and protect both our customers and employees.

We are committed to conducting our business with integrity and responsibility, embedding ESG considerations across our value chain. This includes building a safety culture through regular training, maintaining close partnerships with customers, and conducting operations ethically with respect to human rights. We also work collaboratively with suppliers to ensure they meet socially and environmentally responsible standards. To further integrate ESG throughout the organization, we engage with stakeholders to gain insights on important topics. These efforts reflect our dedication to maintaining high standards of governance, operational integrity, and sustainable practices across our global operations.

For more information on our ESG initiatives and to read our latest annual ESG Report, please visit the “Environmental, Social, and Governance” section of our website (at https://investors.azenta.com/esg).

16 AZENTA – 2024 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of December 9, 2024 with respect to the beneficial ownership of our common stock by each current director, each director nominee that is not a current director, each executive officer named below in the Summary Compensation Table under “Compensation Tables for Named Executive Officers-Summary Compensation Table” (referred to as the “named executive officers”), all current executive officers and current directors as a group, and each person known by us to be the beneficial owner of 5% or more of our common stock. Except as indicated below, this information is based upon information received from, on behalf of or filed with the SEC by the named security holders.

Name	Shares of Common Stock Beneficially Owned(1)	Percentage of Class(2)
Named Executive Officers and Current Directors and Director Nominees:
John P. Marotta	13,967	*
Jason W. Joseph	82,943	*
Ginger Zhou	9,748	*
David Wang	6,053	*
Stephen S. Schwartz	415,502	*
Herman Cueto	24,604	*
Lindon G. Robertson	11,908	*
Frank E. Casal	9,392	*
Edward Bousa	2,465	*
William L. Cornog	14,755	*
Robyn C. Davis(3)	51,593	*
Didier Hirsch	3,465	*
Quentin Koffey	4,612,747(4)	10.09%
Martin Madaus	7,405	*
Alan J. Malus	995	*
Erica J. McLaughlin	12,815	*
Tina S. Nova	6,069	*
Michael Rosenblatt	13,042	*
Dipal Doshi
All current directors and current executive officers as a group (18 persons)(3)(4)(5)	5,854,225	10.62%
Five Percent Owners:
BlackRock, Inc., 55 East 52nd Street, New York, NY 10055(6)	6,119,036	13.39%
The Vanguard Group, Inc., 100 Vanguard Boulevard, Malvern, PA 19355(7)	5,650,051	12.37%
Politan Capital Management LP, 106 East 56th Street, 10th Floor, New York, NY 10019(8)	4,611,752	10.09%
Dimensional Fund Advisors LP, 6300 Bee Cave Road, Building One, Austin, TX 78746(9)	3,006,242	6.58%

*	Less than one percent.
(1)
To our knowledge, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table. In addition, shares indicated as beneficially owned by officers and directors include restricted stock over which the officer or director has voting power but no investment power and any restricted stock units which would vest within 60 days of December 9, 2024. All fractional shares are rounded up to the next whole share.

(2)	As of December 9, 2024 there were 45,691,888 shares of our common stock outstanding.
(3)	Includes 22,006 shares issued to Ms. Davis issued as restricted stock units that have been deferred until separation from her service as an Azenta director.
(4)
Includes 4,611,752 shares held by Politan Capital Management LP (“Politan LP”); Politan Capital Management GP LLC (“Politan Management”); and Politan Capital Partners GP LLC (“Politan GP”). See footnote 8 below.

AZENTA – 2024 Proxy Statement 17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(5)	Includes 9,456 shares held in the aggregate by executive officers other than the named executive officers.
(6)
Based upon the most recent amendment to Schedule 13G filed by BlackRock, Inc. with the SEC on December 6, 2024, as of November 30, 2024, BlackRock, Inc. and the subsidiaries listed therein had sole voting power over 5,964,482 shares and sole dispositive power over 6,119,036 shares.

(7)
Based upon the most recent amendment to Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 13. 2024, as of December 29, 2023, The Vanguard Group, Inc. and certain of its subsidiaries had sole voting power over 0 shares, shared voting power over 20,112 shares, sole dispositive power over 5,567,329 shares, and shared dispositive power over 82,722 shares.

(8)
Includes shares held by Politan LP; Politan Management; Politan GP; and Quentin Koffey (together with Politan LP, Politan Management and Politan GP, “Politan”). Politan filed a Schedule 13D/A on November 4, 2024, reporting that it had shared voting and dispositive power with respect to 4,611,752 shares. Politan’s address is c/o Schulte Roth & Zabel LLP, 919 Third Avenue, Suite 2300, New York, New York 10022.

(9)
Based upon the Schedule 13G filed by Dimensional Fund Advisors LP with the SEC on October 31, 2024, as of September 30, 2024, Dimensional Fund Advisors LP had sole voting power of 2,954,552 shares, shared voting power over 0 shares, sole dispositive power over 3,006,242 shares, and shared dispositive power over 0 shares.

18 AZENTA – 2024 Proxy Statement

PROPOSAL NO. 1  ELECTION OF DIRECTORS
PROPOSAL NO. 1  ELECTION OF DIRECTORS
At the Annual Meeting, ten directors are to be elected to serve until the 2026 annual meeting of stockholders and thereafter until their successors have been duly chosen and qualified or their earlier death, resignation or removal. The nominees for election at the Annual Meeting are listed on the following pages with brief biographies. All of the nominees are currently Azenta directors, except for Dipal Doshi. Dr. Rosenblatt and Messrs. Bousa and Hirsch have not been nominated for re-election and their term will expire at the Annual Meeting.
All of the nominees are willing to serve as directors but, if any of them should decline or be unable to serve or for good cause will not serve as a director, the individuals designated in the proxy cards as proxies will exercise the discretionary authority provided to vote for the election of such substitute nominee selected by our Board of Directors, unless the Board alternatively acts to reduce the size of the Board or maintain a vacancy on the Board.
Director Qualifications
It is the practice of the Nominating and Governance Committee and the Board to evaluate the following qualifications and criteria relative to the overall experience represented on the Board. When assessing the Board’s composition, the Nominating and Governance Committee and the full Board review the Board’s effectiveness in balancing these qualifications and criteria with the need to ensure that the members of that Board function well together.
The process to evaluate prospective non-employee director candidates and continuing Board members is derived from the qualifications identified in the Board’s Corporate Governance Guidelines and in the charter of the Nominating and Governance Committee. At the highest level, these qualifications include:
•	a high degree of proven business experience
•	the consistent exercise of the highest ethical standards
•	a continuing commitment to the best practices of corporate governance
The Board and the Nominating and Governance Committee also assess candidates’ and continuing directors’ independence as defined under SEC and Nasdaq rules and other applicable standards.
An additional objective, throughout the process of identifying, evaluating, and nominating candidates and continuing members of the Board, is to produce a group of directors that function effectively as a leadership team. The process prioritizes assembling a Board that possesses a diverse variety of skills, qualifications, experiences, and perspectives. Within this framework, the Nominating and Governance Committee identifies certain criteria as essential to ensuring that the Board, as a whole, includes appropriate skills and experience. Those criteria include:
•	proven leadership and management experience as a chief executive officer or chair of a public company or other large, complex organization
•	outside public company board experience
•	financial and/or accounting expertise
•	healthcare or life sciences industry experience
•	operational experience in innovation-focused industries
•	global business experience
•	diversity (as defined in Nasdaq Rule 5605(f))
•	mergers and acquisitions and integrations experience
•	experience on one or more boards of significant public, private or non-profit organizations.
•	growth strategy and market expansion experience
•	leadership and talent development experience
•	risk management and/or cybersecurity experience
Cooperation Agreement
On November 1, 2024, we entered into a Cooperation Agreement with Politan Capital Management LP, a Delaware limited partnership, Politan Capital Management GP LLC, a Delaware limited liability company, Politan Capital NY LLC, a New York limited liability company, and Politan Capital Partners GP LLC, a Delaware limited liability company, (collectively, “Politan”) regarding the composition of our Board

AZENTA – 2024 Proxy Statement 19

PROPOSAL NO. 1  ELECTION OF DIRECTORS
and certain other matters. Pursuant to the Cooperation Agreement, we agreed, among other things: (a) to increase the size of the Board by three (3) directors and appoint Mr. Koffey to the Board, effective November 1, 2024, with an initial term expiring at the Annual Meeting; (b) to establish the Value Creation Committee; (c) to appoint Messrs. Koffey, Cornog, Malus, Madaus and Marotta to the Value Creation Committee (collectively, the “Initial Value Creation Committee Members”), with Mr. Cornog appointed as the chair of the Value Creation Committee and Mr. Casal appointed as a non-voting observer of the Value Creation Committee (collectively with the Initial Value Creation Committee Members, the “Value Creation Committee Participants”); (d) to appoint Mr. Koffey to the Human Resources and Compensation Committee; (e) to nominate the Value Creation Committee Participants for election to the Board at the Annual Meeting; and (f) that two directors serving on the Board immediately prior to the execution of the Cooperation Agreement would not stand for re-election to the Board at the Annual Meeting. Dr. Rosenblatt and Messrs. Bousa and Hirsch were not nominated for re-election at the Annual Meeting and their term will expire at the Annual Meeting. Additionally, the Cooperation Agreement includes certain voting commitments, standstill, confidentiality and mutual non-disparagement provisions (subject to certain customary carveouts) that generally remain in place until the earlier of (x) the date that is 30 days prior to the notice deadline under our Amended and Restated Bylaws for the nomination of director candidates for election to the Board at the 2026 annual meeting of stockholders and (y) October 23, 2025.
An affirmative vote of a plurality of votes properly cast, virtually or by proxy, is required for the election of each of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Broker non-votes will have no effect on the voting outcome with respect to the election of directors.

Our Board of Directors Recommends a Vote “FOR” Each Nominee for Director

20 AZENTA – 2024 Proxy Statement

DIRECTOR NOMINEES
DIRECTOR NOMINEES
Information on Nominees
Following is certain information with respect to the ten nominees, in each case setting forth the particular experience, qualifications, attributes and skills of each director nominee that led the Board to conclude that such person should serve as a director of Azenta.

John P. Marotta | Age 45 | (Director since September 2024) President and Chief Executive Officer
Committees: Value Creation Other Current Public Boards: None Former Public Boards: Senseonics Holdings, Inc. (NYSEAMERICAN: SENS) Education: BS, Dayton University MBA, University of Denver
Career Highlights: Mr. Marotta joined Azenta Life Sciences in September 2024 as President and CEO. He has two decades of experience leading global companies in life sciences, medical devices, and diagnostics. Prior to joining the company, Mr. Marotta served as Executive in Residence of Patient Square Capital, a leading healthcare investment firm. Previously, he served as CEO and President of PHC Holdings Corp. (TSE: 6523) (formerly Panasonic Health Care), a diversified global life sciences, diagnostics, and medical device company focused on precision healthcare, growing global revenues, and leading its IPO from owners KKR Capital. He also held a variety of senior executive roles in leading life sciences companies, including Danaher (NYSE: DHR), Envista Holdings (NYSE: NVST), and Cardinal Health (NYSE: CAH).

Key Expertise Provided to the Board: Mr. Marotta brings executive leadership experience as CEO of Azenta Life Sciences, as well as two decades of experience leading global companies in life sciences, medical devices, and diagnostics. Mr. Marotta has demonstrated consistent achievement in organic revenue growth, operational efficiencies, and significant value-creating transactions throughout his career.

Key Skills • Executive Leadership in Life Sciences/Healthcare • Global Business • Investment Management • Growth Strategies and Market Expansion • Operations Experience

AZENTA – 2024 Proxy Statement 21

DIRECTOR NOMINEES

Frank E. Casal | Age 70 | (Director since November 2021 and Chair since January 2024) Board Chair
Committees: Audit (Chair) Nominating and Governance Other Current Public Boards: None Former Public Boards: None Education: BS, Boston University
Career Highlights: Mr. Casal formerly served as Vice Chair of Audit of KPMG, where he spent over forty years of his career. Having led the Audit function consisting of approximately 9,000 professionals at KPMG, he has proven leadership and management experience, offering unique perspective to the Azenta Board’s ongoing efforts to manage talent and human capital.

Key Expertise Provided to the Board: Mr. Casal brings best-in-class knowledge of financial reporting, accounting and audit to the Azenta Board, drawing on his experience providing supervisory responsibilities to large, global Fortune 500 companies. Mr. Casal has significant expertise in transforming businesses through mergers and acquisitions, financing transactions and other strategic priorities.

Key Skills
• Global Business
• Financial Management, Accounting and Audit
• Risk and Investment Management
• Financing transactions
• M&A Integration Experience
• Experience in highly regulated industries
• Talent and Leadership Development

William L. Cornog | Age 65 | (Director since November 2024)

Committees:
Value Creation (Chair)

Other Current Public Boards:
Brightview Holdings Inc. (NYSE: BV)
LiveWire (NYSE: LVWR)

Former Public Boards:
None

Education:
BA, Stanford University
MBA, Harvard University

Career Highlights: Mr. Cornog is the former head of KKR Capstone, the portfolio operations team of KKR & Co. In addition to leading Capstone, Mr. Cornog chaired KKR's portfolio management committees for the Americas, Europe, Asia, Infrastructure, Impact & Technology Growth and was a member of the Investment & Distribution and Valuation Committees.

Key Expertise Provided to the Board: Mr. Cornog brings extensive experience in financial investment, advisory and monitoring, as well as global portfolio experience.

Key Skills
• Investment Management
• Growth Strategies and Market Expansion
• Public Company Director Experience
• M&A and Integration Experience
• Fundamental Valuation and Corporate Management Analysis
• Information Security Experience

22 AZENTA – 2024 Proxy Statement

DIRECTOR NOMINEES

Robyn C. Davis | Age 63 | (Director since June 2013)

Committees:
Human Resources and Compensation (Chair)
Nominating and Governance

Other Current Public Boards:
Psychemedics Corporation (NASDAQ: PMD)

Former Public Boards:
None

Education:
BA, Tufts University
MBA, Harvard University
Executive Master Professional Director Certification, American College of Corporate Directors

Career Highlights: Since 2000, Ms. Davis has served as Managing Director of AngelHealthcare Investors, a group comprised of Boston-based health and investment leaders. Ms. Davis manages the investment process and the portfolio of early-stage investments including medical devices, life sciences, information technology and professional services. She served on the boards of several portfolio companies and actively contributed to their fundraising, business model, and successful exit.

Key Expertise Provided to the Board: Ms. Davis brings valuable investor-focused perspective to the Azenta Board and its ongoing efforts to maximize shareholder value. Ms. Davis also has strong financial acumen, particularly as it relates to operational matters and extensive experience supporting life sciences companies as they scale and grow, both organically and through mergers and acquisitions, having successfully exited certain portfolio companies and having sat on the Board of CRA Health when it was acquired by Volpara.

Key Skills
• Executive Leadership in Life Sciences/Healthcare
• Risk and Investment Management
• Operations Experience
• Growth Strategy and Market Expansion
• M&A and Integration Experience
• Talent and Leadership Development
• Public Company Director Experience

Quentin G. Koffey | Age 46 | (Director since November 2024)

Committees:
Human Resources and Compensation
Value Creation

Other Current Public Boards:
Masimo Corporation (NASDAQ: MASI)

Former Public Boards:
None

Education:
BA, Yale University
JD, Stanford University
MBA, Stanford University

Career Highlights: Mr. Koffey is Founder, Managing Partner and CIO of Politan Capital Management. Prior to founding Politan in 2021, Mr. Koffey was a partner at Senator Investment Group LP from 2019 to 2021, a Portfolio Manager for Strategic Investments at The D.E. Shaw Group from 2017 to 2019 and a Portfolio Manager at Elliott Management Corporation from 2010 to 2017.

Key Expertise Provided to the Board: Mr. Koffey brings his expertise as a professional investor as Founder, Managing Partner and CIO of Politan Capital Management, as well as his experience enhancing strategy, financial management and governance in the healthcare sector.

Key Skills
• Risk and Investment Management
• Strategy, Financial Management and Governance
• Public Company Director and Board Committee Leadership Experience
• Capital Allocation
• Fundamental Valuation and Corporate Management Analysis

AZENTA – 2024 Proxy Statement 23

DIRECTOR NOMINEES

Martin Madaus | Age 65 | (Director since January 2024)

Committees:
Nominating and Governance (Chair)
Value Creation

Other Current Public Boards:
Repligen Corporation (NASDAQ: RGEN)
Quanterix Corporation (NASDAQ: QTRX)
Hologic, Inc. (NASDAQ: HOLX)

Former Public Boards:
Standard Biotools Inc. (NASDAQ: LAB)
Covidien Ltd. (COV) (Acquired by Medtronic plc)
Mettler-Toledo International Inc. (NYSE: MTD)
Millipore Corporation (MIL) (Acquired by Merck KGaA)

Education:
PhD, Veterinary Medicine, Tieraerztliche Hochschule Hannover
DVM, Veterinary Medicine, Ludwig-Maximilians Universität München

Career Highlights: Dr. Madaus currently serves as a Senior Operating Executive at the Carlyle Group Inc. (NASDAQ: CG), a global investment firm with $382 billion in assets under management. Dr. Madaus has notable experience in strategy, mergers and acquisitions, and commercial transformations, having served as Chairman, President and CEO of Millipore Corporation, where he led their sale to Merck KGaA (FWB:MRK) for $7.2 billion and also led the $4.2 billion leveraged buyout of Ortho Clinical Diagnostics. Dr. Madaus previously served as Chairman and CEO at Other-Clinical Diagnostics and, prior to that, served as President and CEO, N.A. of Roche Diagnostics Corp, a subsidiary of Roche Holdings AG (SWX: ROG).

Key Expertise Provided to the Board: As an experienced public company CEO who has spent his career in diagnostics and life science tools, both as an executive and a board member, Dr. Madaus brings valuable operational insight and industry expertise to the Azenta Board and a proven track record of creating shareholder value in both public and private life science companies.

Key Skills
• Executive Leadership in Life Sciences/Healthcare
• Growth Strategies and Market Expansion
• Investment Management
• Global Business
• Public Company Director Experience
• M&A and Integration Experience

24 AZENTA – 2024 Proxy Statement

DIRECTOR NOMINEES

Alan J. Malus | Age 65 | (Director since November 2024)
Committees: Value Creation Other Current Public Boards: None Former Public Boards: PHC Holding Corp. (TSE: 6523 Education: Bachelor’s Degree, University of Michigan MBA, University of Pittsburgh
Career Highlights: Mr. Malus formerly served as Corporate Executive Vice President of Thermo Fisher. Prior, Mr. Malus served as President, Laboratory Products and Services at Thermo Fisher. He has held various leadership positions and senior executive positions in finance, marketing, commercial development, and operations since joining Thermo Fisher in 1998. Previously, Mr. Malus served as an independent director at PHC Holdings Corp., a global healthcare company, headquartered in Japan.

Key Expertise Provided to the Board: Mr. Malus brings over 18 years of broad-reaching executive and operating experience in the life sciences and diagnostics industry. Mr. Malus also has global healthcare experience, with experience in enhancing growth strategies and market expansion.

Key Skills • Executive Leadership in Life Sciences/Healthcare • Global Business • Experience in Highly Regulated Industries • Growth Strategies and Market Expansion • Operations Experience

Erica J. McLaughlin | Age 48 | (Director since April 2020)
Committees: Environmental, Social and Governance (Chair) Audit Other Current Public Boards: None Former Public Boards: None Education: BS, Boston College MBA, Boston College
Career Highlights: Ms. McLaughlin currently serves as Executive Vice President, CFO and Head of Corporate Strategy at Cabot Corporation (NYSE: CBT), a publicly traded manufacturer of specialty chemicals and performance materials. Ms. McLaughlin joined Cabot in 2002 and has held a variety of roles within the finance organization and Cabot’s global businesses, most recently as vice president of business operations for the Reinforcement Materials segment and general manager of the tire business. Prior to joining Cabot, Ms. McLaughlin worked for KPMG, LLP in their audit services division.

Key Expertise Provided to the Board: Ms. McLaughlin brings international business experience and expertise in financial areas and strategy, with a strong background in accounting and audit. She also has significant experience in mergers, acquisitions and integrations, as well as industrial knowledge of life sciences, having served on Azenta’s Board during its transition from Brooks Automation. Further, her experience as the Inaugural Chairperson of Cabot’s Diversity and Inclusion Steering Committee and as Co-Chair of the Governance pillar at Cabot’s ESG executive management structure, gives her valuable perspective on ESG, DEI and other matters top-of-mind for Azenta’s leadership.

Key Skills
• Global Business experience
• Public company executive experience
• Financial Management, Accounting and Audit
• Growth Strategy and Market Expansion
• ESG/ Sustainability
• M&A and Integration Experience
• Leadership and Talent development

AZENTA – 2024 Proxy Statement 25

DIRECTOR NOMINEES

Tina S. Nova | Age 71 | (Director since January 2023)

Committees:
Environmental, Social and Governance
Human Resources and Compensation

Other Current Public Boards:
Exagen, Inc. (NASDAQ: XGN)

Former Public Boards:
Veracyte Inc. (NASDAQ: VCYT)
Arena Pharmaceuticals Inc. (ARNA) (Acquired by Pfizer, Inc.)

Education:
BS, The University of California, Irvine
PhD, The University of California, Riverside
Postdoctoral Research, New York University Medical Center

Career Highlights: Ms. Nova has extensive experience in the creation of start-up companies and the commercialization of products with a focus on molecular diagnostics. Ms. Nova spent 15 years as the co-founder, President and CEO of the publicly traded company, Genoptix Medical Laboratories, from inception to its acquisition by Novartis Pharmaceuticals in 2011. She has worked for, managed, raised capital and co-founded a number of early-stage innovative biotechnology companies in San Diego including Nanogen, Inc., Ligand Pharmaceuticals and Hybritech, Inc.

Key Expertise Provided to the Board: Ms. Nova is an industry veteran in life sciences, with experience in building and leading successful life science businesses from conception through IPO, including public-company CEO experience. She has deep insights into commercial operations, sales and marketing efforts and brings significant experience in mergers, acquisitions and integration, having overseen the sale of several companies as both an executive and director. She also provides relevant life sciences executive leadership experience, having held Chief Executive roles at Decipher Biosciences, sold to Veracyte (NASDAQ: VCYT) in 2021, Molecular Stethoscope and Genoptix, which she co-founded and oversaw its $470 million sale to Novartis AG (NYSE: NVS) in 2011.

Key Skills
• Executive Leadership in Life Sciences/Healthcare
• Public company executive experience
• Global Business experience
• Operational Experience
• Growth Strategy and Market Expansion
• M&A and Integration Experience

Dipal Doshi | Age 49 | (Director Nominee)
Committees: Other Current Public Boards: Entrada Therapeutics (NASDAQ: TRDA) Former Public Boards: None Education: BA, Rutgers University MBA, University of Pennsylvania
Career Highlights: Mr. Doshi is the CEO of Entrada Therapeutics and a Member of its Board of Directors. He previously served as President and CEO from 2017 to 2023. Mr. Doshi has led critical functions in biotechnology and pharmaceutical companies, including roles focused on business development, corporate strategy, new product planning, commercial planning and finance. Prior to joining Entrada, Mr. Doshi was the Chief Business Officer at Amicus Therapeutics, a global biotechnology company focused on rare diseases. He has also held senior-level positions at a healthcare private equity fund and Catalent. Earlier in his career, Mr. Doshi worked in Merrill Lynch’s Investment Banking Group and held several roles at Eli Lilly and Company.

Key Expertise Provided to the Board: Mr. Doshi brings significant experience in the biotechnology and pharmaceutical industries. His experience in strategy, operational and commercial growth, and perspective as a current public company CEO will be additive to the Board.

Key Skills • Executive Leadership in Life Sciences/Healthcare • Public Company Executive Experience • Growth Strategies and Market Expansion • Operations Experience

26 AZENTA – 2024 Proxy Statement

COMPENSATION OF DIRECTORS
COMPENSATION OF DIRECTORS
The following table sets forth the total compensation paid or accrued during the fiscal year ended September 30, 2024 to each of our non-employee directors.
Director Compensation Table
Fiscal Year 2024

Name(1)	Fees Earned or Paid in cash	Stock Awards(2)	Total
Frank E. Casal	$132,500	$237,546	$370,046
Edward Bousa	$48,750	$162,517	$211,267
Robyn C. Davis	$115,000(3)	$162,517	$277,517
Didier Hirsch	$58,750	$162,517	$221,267
Erica J. McLaughlin	$112,500	$162,517	$275,017
Martin Madaus	$48,750	$162,517	$211,267
Joseph R. Martin(4)	$80,000		$80,000
Tina Nova	$100,000	$162,517	$262,517
Krishna G. Palepu(4)	$58,750		$58,750
Dorothy Puhy(4)	$45,000		$45,000
Michael Rosenblatt	$105,000	$162,517	$267,517
Ellen M. Zane(4)	$62,500		$62,500

(1)
Neither Mr. Marotta nor Stephen S. Schwartz are included in the table as each only received compensation during fiscal 2024 as an employee or consultant. Each of Mr. Marotta’s and Dr. Schwartz’ compensation is discussed below under “Compensation Discussion and Analysis” and “Compensation Tables for Named Executive Officers” below.

(2)
The value of a stock award is based on the fair value as of the grant date calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. There were no outstanding unvested stock awards as of September 30, 2024.

(3)	Ms. Davis elected to defer 100% of her cash compensation for calendar year 2024.
(4)	Mr. Martin, Mr. Palepu, Ms. Puhy and Ms. Zane did not stand for re-election at the annual 2024 shareholders meeting. Compensation shown is for a partial year of service.

AZENTA – 2024 Proxy Statement 27

COMPENSATION OF DIRECTORS
Compensation Policy
The Board recently approved changes to the annual director compensation paid to our non-employee directors, effective upon the election of directors at the Annual Meeting. The changes were made in an effort to better align our director compensation with market practices of our peers and to rebalance the compensation structure to include higher equity ownership and less cash retainer, to better align with shareholder interests. The table below sets forth the current annual compensation paid to our non-employee directors as well as the compensation that will go into effect at the Annual Meeting. Compensation is pro-rated for the portion of any fiscal year in which the non-employee director provides service and is paid quarterly.

		Current(1)	Effective upon election of Directors at Annual Meeting
Annual Cash Retainer (Board)		$80,000	$60,000
Annual Equity Retainer (Board)		$162,500	$215,000
Committee Chair Cash Retainer:
•	Audit Committee	$20,000	$25,000
•	Human Resources and Compensation Committee	$20,000	$18,250
•	ESG Committee	$15,000	$12,500
•	Nominating and Governance Committee	$15,000	$12,500
•	Value Creation Committee	$12,500	$12,500
Committee Member Cash Retainer:
•	Audit Committee	$10,000	$10,000
•	Human Resources and Compensation Committee	$7,500	$7,500
•	ESG	$7,500	$5,000
•	Nominating and Governance Committee	$7,500	$5,000
•	Value Creation Committee	$5,000	$5,000
Non-Executive Board Chair Premium:
•	Addition Annual Cash Retainer	$50,000	$40,000
•	Additional Annual Equity Retainer	$75,000	$60,000
New Director Initial Equity Award (pro rata based on days elapsed since Annual Meeting)		$162,500	$215,000

(1)	Members of the Finance Committee are currently paid at the same level as members of the ESG Committee.
Non-employee Director Ownership Guidelines
The Board of Directors has previously approved equity ownership guidelines for non-employee directors, which require each non-employee director to own over time shares of our common stock having a market value of at least $300,000. The target ownership amounts are subject to adjustments based on changes in the market price for our common stock. As of November 30, 2024, each of the non-employee directors, except Drs. Madaus and Nova, and Messrs. Bousa, Hirsch, Cornog, Koffey and Malus, who each joined the Board in the last two years, has exceeded the target ownership amount. The Board may at any time revoke or modify these guidelines.
The Nominating and Governance Committee and the full Board review director compensation periodically in light of business and market conditions and such other factors as they deem appropriate.

28 AZENTA – 2024 Proxy Statement

COMPENSATION OF DIRECTORS
Deferred Compensation Plan
Non-employee directors may elect to defer receipt of their stock compensation in exchange for a credit, in restricted stock units, to a deferred RSU account. Non-employee directors may also elect to defer all or a portion of their cash compensation pursuant to the Company’s Deferred Compensation Plan. Ms. Davis elected to defer cash compensation in 2024. In general, directors must make these deferral elections by the end of the calendar year preceding the date of the grant of the shares. Directors who make a deferral election will have no rights as stockholders of the Company with respect to amounts credited to their deferred RSU account. An amount equal to the cash dividends that would be paid on the number of shares equal to the number of RSUs credited to the director’s deferred RSU account will be converted into additional RSUs based on the closing price of the Company’s stock on each dividend record date. Payment of RSUs credited to the deferred RSU account will be made in a lump sum in an equal number of shares of fully vested common stock at the time specified in the director’s deferral election, but no later than as soon as administratively feasible following the director’s termination of Board service. The table below sets forth the total number of deferred stock awards held by each non-employee director as of September 30, 2024.

Name	Number of Deferred Restricted Stock Units
Robyn C. Davis	22,006

Indemnification Agreements
We have entered into indemnification agreements with each of our directors and anticipate that we will enter into similar agreements with any future directors. Generally, the indemnification agreements are designed to provide the maximum protection permitted by Delaware law with respect to indemnification of a director.
The indemnification agreements provide that we will pay certain amounts incurred by a director in connection with any civil or criminal action or proceeding, specifically including actions by or in our name (derivative suits) where the individual’s involvement is by reason of the fact that the director is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorney’s fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director will receive indemnification unless the director is adjudged not to have acted in good faith and in a manner the director reasonably believed to be in the best interests of Azenta.

AZENTA – 2024 Proxy Statement 29

EXECUTIVE OFFICERS
EXECUTIVE OFFICERS
Biographical Information
The names of our current executive officers and certain biographical information furnished by each of them as of November 30, 2024 are set forth below. Each executive officer serves for a one-year term or until his or her successor is elected and qualified or until his or her earlier death, resignation or termination.

Name	Age	Position with the Company
John P. Marotta	45	President and Chief Executive Officer
Lawrence Lin	47	Executive Vice President and Chief Financial Officer
Jason W. Joseph	54	Senior Vice President, General Counsel and Secretary
Olga Pirogova	50	Senior Vice President and Chief Human Resources Officer
David Wang	54	Senior Vice President, General Manager, Sample Management Solutions
Dr. Ginger Zhou	48	Senior Vice President and General Manager, Multi-Omics
Violetta Hughes	52	Vice President, Chief Accounting Officer and Principal Accounting Officer
Mr. John P. Marotta joined Azenta in September 2024 as President and Chief Executive Officer. Prior to joining Azenta, Mr. Marotta served as Executive in Residence of Patient Square Capital, a leading healthcare investment firm from February 2023 to August 2024. Previously, he served as CEO and President of PHC Holdings Corp. (TSE: 6523) (formerly Panasonic Health Care), a diversified global life sciences, diagnostics, and medical device company focused on precision healthcare, from December 2020 to May 2022. He also served as President of Epredia, a PHC Group operating company, from July 2020 to April 2021. Prior to PHC Group, Mr. Marotta was a Senior Vice President of Envista Holdings, a dental medical device spinout from Danaher, from September 2019 to June 2020. Prior to the spinout, Mr. Marotta was the Senior Vice President of Dental Platform at Danaher, from October 2018 to September 2019.
Mr. Marotta received his BS from the University of Dayton and his MBA from the University of Denver, Daniels School of Business.
Mr. Lawrence Lin joined Azenta in November 2024 as Executive Vice President and Chief Financial Officer. Mr. Lin is responsible for leading and managing Azenta's global finance functions, including accounting, financial planning and analysis and internal controls. Mr. Lin is also responsible for establishing long-range financial planning and policies while maintaining positive relationships with our stockholders and the financial community.
Prior to joining Azenta, Mr. Lin served as Chief Financial Officer of GeoStabilization International LLC, a privately held industrial company specializing in geohazard mitigation, from 2022 to 2024. Before this, from 2021 to 2022, Mr. Lin was Senior Vice President of Finance Operations at PHC Holdings Corporation. Mr. Lin’s prior roles include Vice President of Finance for North America (CFO) and Global Functions at LivaNova, a global medtech company, from 2019-2021, and Vice President of Finance Operations at KaVo Kerr, a dental equipment manufacturer previously part of Danaher, from 2016 to 2019.
Mr. Lin holds a bachelor’s degree in finance from California State University, Fullerton.
Mr. Jason W. Joseph joined Azenta Life Sciences in March 2011 as Vice President, General Counsel & Secretary and was appointed as Senior Vice President, General Counsel & Secretary in November 2017. Mr. Joseph is responsible for the Company's legal affairs, including corporate governance, intellectual property, securities, commercial contracts, litigation, compliance and regulatory activities. He also serves as Secretary of the Corporation and to the Board of Directors.
Prior to joining the Company, Mr. Joseph served as Vice President, General Counsel and Secretary of Unica Corporation, a leading provider of enterprise marketing management software and services, which was acquired by IBM in October 2010, and as General Counsel and Secretary of MapInfo Corporation, a global provider of location intelligence solutions, which was acquired by Pitney Bowes in April 2007. Mr. Joseph also practiced law at Wilmer Cutler Pickering Hale and Dorr LLP (formerly Hale and Dorr LLP) in Boston, MA.
Mr. Joseph holds a Juris Doctor degree from Northwestern University School of Law and a Bachelor of Arts degree from Loyola University Chicago.
Ms. Olga Pirogova joined Azenta in August 2023 as Senior Vice President and Chief Human Resources Officer (CHRO). Ms. Pirogova is responsible for developing and executing Azenta’s human resources strategy in support of the overall business plan and strategic direction of the company.
Prior to Azenta, Ms. Pirogova served as CHRO at Speedcast, a global satellite communications service provider. Ms. Pirogova also spent 12 years with BD (Becton, Dickinson & Company), a leading global medical technology company, where she worked in various Human Resources leadership roles across Latin America, Europe, and the United States. She previously worked at British Petroleum and Phillip Morris International, where she held roles in a wide range of HR disciplines.

30 AZENTA – 2024 Proxy Statement

EXECUTIVE OFFICERS
Ms. Pirogova received her master’s degree in human development from Ibero-American University in Mexico City and completed her undergraduate degree at Minsk State Linguistic University in Belarus.
Mr. David Wang joined Azenta in December 2022 and is currently the Senior Vice President and General Manager of Sample Management Solutions (SMS). SMS combines Azenta’s legacy Sample & Repository Solutions (SRS) business with the Products business unit inclusive of Ultracold Store Systems as well as Consumables and Instruments. Prior, Mr. Wang was the General Manager of the Sample & Repository Solutions (SRS) business.
Prior to joining the Company, Mr. Wang held positions with increasing responsibility at the University of Chicago, McKinsey & Company, Johnson & Johnson, Covidien/Medtronic, and PerkinElmer. Most recently, he worked as an industry advisor to leading growth/private equity funds and multinationals.
Mr. Wang received his Bachelors in Biological Sciences and MBA in Finance/Entrepreneurship at the University of Chicago and his Master’s in Bioinformatics at Harvard University.
Dr. Ginger Zhou joined Azenta in November 2018 and was appointed as Senior Vice President and General Manager of the Genomic Services (now Multiomics) business in November 2022. She holds primary responsibility for leading global Genomics business growth, operations, and development of related products and solutions.
Dr. Zhou received her Ph.D. in Molecular Biology and Biochemistry from The State University of New York through a joint research program with Yale University. She holds a B.S. in Biochemical Engineering from Tianjin University, China.
Ms. Violetta Hughes joined Azenta in January 2023 and was appointed Vice President, Chief Accounting Officer in August 2023 and is responsible for oversight for all areas of financial accounting, reporting, and controls. Prior to joining the Company, Ms. Hughes served as Senior Vice President and Chief Accounting Officer at Akebia Therapeutics, a biopharmaceutical company focused on addressing kidney disease, from December 2020 to December 2022 and prior to that served as the Senior Vice President and Corporate Controller of AMAG Pharmaceuticals, a pharmaceutical company acquired by the Covis Group in 2020, from December 2016 to December 2020. Ms. Hughes holds a Bachelor of Science Degree in Accounting from the University of Massachusetts.

AZENTA – 2024 Proxy Statement 31

COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
Our executive compensation program is built on a foundation of pay for performance, which we continually evolve to maintain the appropriate alignment. We believe our stockholders have benefited from the successful execution of our business strategy and continue to express support for our pay program. Our compensation program is designed to provide appropriate incentives and recognition for our executives to perform. Our “say-on-pay” proposal again received over 98% approval at our 2024 annual meeting of stockholders.
The design and structure of our executive compensation program for fiscal year 2024 was consistent with prior years. Each year, our Human Resources and Compensation Committee, or HRC Committee, undertakes a comprehensive review of the design and metrics of our incentive plans to ensure alignment with our business strategy. The results of this review, discussed further below, support our belief that our incentive plans have been strongly aligned with our business strategy. In this Compensation Discussion and Analysis, we describe the material elements of our fiscal 2024 compensation for the named executive officers set forth in the table below and summarize changes in our compensation program for fiscal 2025.

Name	Role
John Marotta(1)	President and Chief Executive Officer
Stephen S. Schwartz(1)	Former President and Chief Executive Officer
Herman Cueto(2)	Former Executive Vice President and Chief Financial Officer
Lindon G. Robertson(2)	Former Executive Vice President and Chief Financial Officer
Jason W. Joseph	Senior Vice President, General Counsel & Corporate Secretary
Ginger Zhou	Senior Vice President & General Manager – Genomics
David Wang	Senior Vice President & General Manager – Sample Management Solutions

(1)
Mr. John Marotta joined Azenta on September 9, 2024 as President and Chief Executive Officer, replacing Dr. Stephen Schwartz, who retired from the position on September 9, 2024 and transitioned to a consultant role as an Advisor to the CEO through November 30, 2025.

(2)
Mr. Herman Cueto replaced Mr. Lindon Robertson as Chief Financial Officer on October 16, 2023, following Mr. Robertson’s planned retirement from the position. Mr. Robertson remained employed with the Company as an advisor to the CEO through February 15, 2024. Mr. Cueto remained as Chief Financial Officer until November 27, 2024, and his employment with the Company terminated on December 1, 2024 and transitioned to a consultant role as an Advisor to the CEO through March 1, 2025.

Fiscal 2024 Company Performance and Financial Highlights
Azenta is a leading global provider of biological and chemical compound sample exploration and management solutions for the life sciences industry. We support our customers from research and clinical development to commercialization with our sample management, automated storage, and genomic services expertise to help our customers bring impactful and breakthrough therapies to market faster. We understand the importance of sample integrity and offer a broad portfolio of products and services, including automated storage systems, genomic services and a multitude of sample consumables, informatics, data software, and sample repository services. Our expertise, global footprint, and leadership positions enable us to be a trusted global partner to pharmaceutical, biotechnology, and life sciences research institutions.
Total revenue for fiscal 2024 declined year-over-year by 1% on a reported basis and 2% on an organic basis (excluding the impact of foreign exchange rates and acquisitions), primarily due to the underperformance of our B Medical Systems business. We met our commitment to significant margin expansion and delivered strong performance in our combined Sample Management Solutions and Multiomics businesses with overall organic revenue growth in these businesses of 4% combined. Our progress in our transformation program, Ascend 2026, was also a contributor to our financial achievements for the year and we expect the transformation to continue to have a positive financial impact going forward. As announced in November 2024, we are pursuing a sale of the B Medical Systems business to streamline our portfolio and accelerate revenue growth and profitability in our other core businesses. The references throughout this proxy statement to our Continuing Operations is to our consolidated business operations, excluding the B Medical Systems business.
From a capital deployment perspective, during fiscal 2024, we repurchased 12.5 million shares for $661.7 million. In September 2024, we completed the $1.5 billion repurchase authorization from 2022, repurchasing and retiring a total of 30 million shares of common stock under this authorization. We believe we have ample liquidity, including $522 million of cash, cash equivalents, and marketable securities as of September 30, 2024, available to be prudently allocated to enhance shareholder value.

32 AZENTA – 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Highlights of fiscal 2024 performance include:
•	Adjusted EBITDA margin was 7.5%, an improvement of 290 basis points year over year.
•	Revenue reached $656 million, which was a decrease of 1% compared to fiscal 2023.
•	Adjusted EBITDA from Continuing Operations was $49 million, a 62% increase year-over-year.
•	Non-GAAP Diluted Earnings Per Share, or EPS, was $0.41, a 32% increase compared to $0.31 for fiscal 2023.
•
Multiomics revenue was $255 million for fiscal year 2024, an increase of 3% year-over-year on both a reported and organic basis driven by growth in Next Generation Sequencing and Gene Synthesis services, partially offset by a year-over-year decline in Sanger sequencing revenue.

•	Sample Management Solutions revenue was $319 million, a year-over-year increase of 5% reported and 4% on an organic basis driven by growth in Sample Repository Services and Core Products businesses.
An explanation of the adjustments to our GAAP financial measures used in this proxy statement and a reconciliation of the non-GAAP financial measures used in this proxy statement to the comparable GAAP financial measures are included in Appendix A to this proxy statement.

Our long-term financial model forms the basis for our annual performance targets. The chart below depicts the historical financial performance of the Company and corresponding incentive value of our CEO pay components over the last three years.

*
Data shown for FY24 is for former CEO, Dr. Schwartz, who retired on September 9, 2024. Current CEO, Mr. Marotta, was hired on September 9, 2024 at an annual base salary of $900,000 and received a Long-Term Incentive Plan grant for FY 2024-2026 of $604,167 (75% in performance-based restricted stock units and 25% in time-based restricted stock units). Mr. Marotta did not receive any cash incentive awards for FY24.

AZENTA – 2024 Proxy Statement 33

COMPENSATION DISCUSSION AND ANALYSIS
Pay for Performance Alignment
We have focused on the alignment of the pay of our senior leadership team with our performance as measured by certain core business metrics. These metrics, which are incorporated into our incentive compensation plans, were chosen to coordinate with our financial and strategic objectives and to appropriately balance our short- and long-term goals. Our performance goals are designed to incentivize building a business with resilience and growth capability with an eye to long-term sustainable and profitable growth.
The chart below shows the strong alignment between our business strategy and our cash (or Performance-Based Variable Compensation Plan, sometimes referred to as our PBVC) and equity (or Long-Term Incentive Plan, sometimes referred to as our LTIP) incentive plans for fiscal 2023 and 2024.

Our pay programs are aligned with our business strategy

Business Strategy To build a business model with resilience and growth capability	Results FY 2024	Organic Financial Goals	Compensation Design Our incentive plans are based on financial goals that support our long-term business model
Extend Leadership in Core Markets	$656M	Total Revenue	FY 2024 PBVC (annual cash incentive)
Employ value creation methodology for rapid growth	$0.41	Adjusted EPS	FY 2024 PBVC (annual cash incentive)
Drive Margin Expansion	$49M	Adjusted EBITDA	LTIP FY 2022 - 2024 LTIP FY 2023 - 2025 LTIP FY 2024 - 2026
Utilize Balanced and Disciplined Capital Deployment	$13M	Free Cash Flow	LTIP FY 2022 - 2024 LTIP FY 2023 - 2025 LTIP FY 2024 - 2026
	(14%)	Adjusted ROIC	LTIP FY 2022 - 2024 LTIP FY 2023 - 2025

Executive Compensation Program Framework
Philosophy and Objectives
Our executive compensation program is intended to reward our senior leadership team for achieving performance that is directly tied to our annual operating and longer-term strategic plans which are designed to create value for our stockholders. We believe that our plan structure clearly aligns our reward outcomes with the interests of our stockholders, as reinforced by our dialogue with stockholders over the last several years.
We have identified strategic business imperatives and designed our executive compensation program in a manner that we believe provides appropriate incentives for management to work toward our mutually beneficial goals.

Business Imperatives
Drive Performance & Deliver Profitable Growth
•	Extend our leadership position in our core markets.
•	Deliver profitable growth and enhance value creation through operational excellence.
•	Utilize a balanced and disciplined, high returning capital deployment approach.

34 AZENTA – 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
We believe our executive compensation program provides competitive compensation that is in line with the practices of leading life sciences companies with whom we compete for business and talent. Our total rewards strategy is intended to provide:
•	A balance between fixed and variable pay that rewards performance and results.
•	Performance-based awards that are tied to aggressive but achievable company and business unit results.
•	Recognition that in our cyclical and volatile industries the ability to perform throughout business cycles is critical to our long-term success.
We do not define specific percentages of fixed, variable, and long-term compensation for our executives. We designed our executive pay program to provide base compensation that is competitive with our peer group along with the opportunity to earn variable pay when justified by financial performance. Our pay for performance design emphasizes “at-risk” variable compensation which is paid based upon achievement of strategic accomplishments that are directly tied to increasing stockholder value.
Strong Governance and Pay Practices
We believe that our executive compensation program supports our business strategies and talent management objectives and is consistent with governance best practices that serve our stockholders’ long-term interests. The following are some of the highlights of our program design and pay practices for our executive officers:

What We Do	What We Don’t Do
Maintain stock ownership guidelines to reinforce the alignment of executive officer and stockholder interests	No above-median pay benchmarking
Maintain clawback provisions to assure accountability	No gross-up provisions
Provide for double-trigger change-in-control benefits	No pension plans or other post-employment benefit plans
Consult with an independent compensation consultant	No executive perquisites
Conduct an annual risk assessment of our pay design and practice	No severance multipliers in excess of three times total pay
Conduct an annual review of pay levels	No dividends on RSUs until they vest
Conduct evaluations of performance goal rigor	No hedging or pledging of our stock
Solicit stockholder input and incorporate their feedback
Require minimum vesting periods on equity awards

Insider Trading Policy and Prohibition on Hedging and Pledging
We have an insider trading and confidentiality of insider information policy that, among other things, governs the buying and selling of our securities by all of our personnel, including directors, officers, employees and consultants and certain other covered persons and is designed to establish guidelines on the confidentiality of insider information, to prevent violations of insider trading laws by our personnel, and to avoid even the appearance of improper conduct in this regard by our personnel. The policy prohibits covered personnel from purchasing, selling, or otherwise disposing of our securities while in possession of material non-public information (except in limited circumstances, such as pursuant to a previously established trading plan). In addition, the policy prohibits all employees (including executives and directors) from engaging in any transaction in which they may profit from short-term speculative swings in the value of our securities, including any of the following activities: (1) “short sales” (selling borrowed securities that the seller hopes can be purchased at a lower price in the future) of our securities; (2) use of our securities to secure a margin or other loan; (3) transactions in our securities involving straddles, collars or other similar risk reduction or hedging devices; and (4) transactions in publicly traded options relating to our securities (i.e., options that are not granted by us). The policy includes quarterly and other trading blackouts and sets forth the procedures covered persons must follow before transacting in our securities, including pre-clearance by our CFO or General Counsel of all transactions by executive officers and directors, as well as members of their households, and the requirement that all executive officers and directors must hold our stock purchased in the open market for a minimum of six-months before selling. A copy of the policy is filed as an exhibit to our Annual Report on Form 10-K for the year ended September 30, 2024 as filed with the SEC.
Key Components of Compensation for Fiscal Year 2024
Our executive compensation program for fiscal 2024 consists of three components: base pay; annual cash incentive under our PBVC program and equity awards under our LTIP. We do not grant options or stock appreciation rights to directors, officers, or employees as part of our compensation program.

Element	Objective
Base Salary	•	Provides regular source of income at market-competitive levels.
PBVC	•	Motivates executive team to achieve key annual financial goals and objectives.
	•	Provides at-risk compensation that is not earned if minimum threshold goals are not achieved as well as upside earnings potential for achievement of stretch goals.
LTIP	•	Motivates executive team to execute against longer-term financial and strategic objectives.
•
Provides a direct link between performance outcomes and actual pay realized through the use of performance-based RSUs, representing 75% of each executive’s annual LTIP grant. Payout is contingent upon achieving minimum performance thresholds and provides upside potential for stretch performance.

	•	Provides retention incentive using time-based RSUs representing 25% of each executive’s annual LTIP grant.

AZENTA – 2024 Proxy Statement 35

COMPENSATION DISCUSSION AND ANALYSIS
In allocating total direct compensation among these three components, we seek to provide competitive levels of fixed compensation (base pay and time-based RSUs) and, through annual and long-term variable incentives, provide opportunity for additional compensation where aggressive but achievable performance objectives are met. For fiscal 2024, our CEO’s and other named executive officers’ target pay mix emphasized variable at-risk pay opportunities as illustrated below:

Note: CEO pay mix shown is for our former CEO, Dr. Schwartz. Our current CEO, Mr. Marotta, was employed for less than one month in fiscal 2024 and compensation on an annualized basis with a mix of 10% Base Salary, 11%Target Bonus, 20% Time-Based RSUs and 59% Performance Awards with a split of 70% Performance-Based and 30% Fixed. Named Executive Officers Average does not include our former or current CEO.

36 AZENTA – 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Determining Executive Compensation
The HRC Committee is responsible for developing and administering the compensation program for executives as illustrated in the chart below. All HRC Committee pay recommendations are submitted to the non-employee directors of the Board for final vote and approval. The HRC Committee is composed of three members, all of whom are independent directors. Ms. Robyn C Davis is Chair of the HRC Committee, having been appointed in January 2024, and she is currently joined on the HRC Committee by Dr. Michael Rosenblatt and Dr. Martin Madaus.
Each year our CEO, with the assistance of our Human Resources department, makes annual recommendations to the HRC Committee regarding the salaries, incentive payments and equity grants for key employees, including all executive officers other than himself. The HRC Committee also holds executive sessions that are not attended by members of management. The HRC Committee makes recommendations to the non-employee directors on each element of our CEO’s compensation, as well as other significant aspects of our executive compensation program, for final approval by our full Board. The recommendations of the HRC Committee typically include the following:

•	Executive compensation program development.
•	PBVC and LTIP design, performance metrics and goals determination.
•	Executive base salary adjustments.
•	Incentive plan achievement awards and payouts.
•	Pay program and policies that impact the executive team such as severance and change in control arrangements, stock ownership requirements and other pay governance items.

Human Resources and Compensation Committee Annual Compensation Calendar
Spring HRC Committee and Board Meeting
• Review compensation consulting relationships
• Review legislative and market impacts to program
Summer HRC Committee and Board Meeting
• Review philosophy and pay strategies
• Initial review of executive incentive plan designs and targets
• Review of Pay for Performance report
• Review and approval of peer group for next fiscal year
October HRC Committee Meeting
• Additional review of executive incentive plans design, metrics and goals for new fiscal year
• Review of market and trends
• Competitive pay analysis review
Fall HRC Committee and Board Meeting
• Final review and approval of executive incentive plans design, metrics and goals
• Compensation program risk analysis
• Review and approve prior year incentive payouts
• Review CD&A drafts
• Review and approve CEO and other Named Executive Officers base salary recommendations
• Board approves recommendations from HRC Committee
• CEO Performance Assessment Review
• CEO Pay Elements review and approval
• Develop shareholder outreach materials
Winter HRC Committee and Board Meeting
• Review proxy analysis reports
• Review stock ownership guidelines
• Review Investor Outreach Feedback*
• Certification of Consultant Expenses
• HRC Charter Review
Annual Shareholder's Meeting
CD&A/Proxy Filed
Shareholder Outreach

*	Timing of Shareholder Outreach varies from year to year

AZENTA – 2024 Proxy Statement 37

COMPENSATION DISCUSSION AND ANALYSIS
Use of Consultants
The HRC Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities as described below. Each year our outside compensation consultant assists the HRC Committee in evaluating the competitiveness and appropriateness of executive compensation levels and practices. In fiscal 2024, the HRC Committee continued its engagement with its independent compensation consultant, Pearl Meyer, a national executive compensation consulting firm, to review and provide recommendations concerning all the elements of our executive compensation program. Pearl Meyer provides services solely on behalf of the HRC Committee and has no relationship with the Company or management except as it may relate to performing such services. The HRC Committee has assessed the independence of Pearl Meyer pursuant to SEC rules and the corporate governance rules of the Nasdaq Stock Market and concluded that no conflict of interest exists that prevents Pearl Meyer from independently representing the HRC Committee. Services provided by Pearl Meyer in fiscal 2024 included:
•	A review of the appropriateness of our peer group for executive compensation comparison purposes.
•
A competitive assessment of Azenta’s compensation practices as compared to the market based on the compensation components of base salary, target annual incentives, long-term incentives, and total direct compensation.

•	An evaluation of the design of our incentive plans (PBVC and LTIP).
•	An evaluation of the rigor of our short-term and long-term incentive metrics and goals and their corresponding potential impact on increasing stockholder value.
•	An analysis of our equity practices to assure prudent equity management as measured by our share burn rate, dilution, and overhang.
•	An analysis of our short- and long-term pay for performance alignment relative to our peer group.
•	An update and advice on regulatory items and marketplace trends as needed.
•	Attendance at scheduled HRC Committee meetings to assist with ongoing support.
The information provided by Pearl Meyer is supplemented by compensation survey data purchased by the Company from the Radford Global Compensation Database, which is used to gauge the market competitiveness of our senior executive compensation.
Before each meeting, the HRC Committee is provided with appropriate materials and information necessary to make informed decisions about our executive compensation practices. These materials may be supplemented by reports prepared by Pearl Meyer or our Human Resources department. The HRC Committee uses its judgment supported by facts and documentation in making compensation recommendations that it believes supports our philosophy and objectives.
Peer Group
In consultation with Pearl Meyer, the HRC Committee annually reviews our peer group to ensure it is appropriate to utilize for external compensation comparisons. Criteria used to select these companies include industry comparability, geography, revenue size and market capitalization, and product/service comparability.

1.	Industry Similarity	»	Publicly traded companies in the following life science industry groups:
• Health Care Equipment & Services (GICS: 3510)
• Biotechnology & Life Sciences Tools and Services (GICS: 3520)
2.	Other Factors	»	Consideration of local life sciences companies, ISS peers, Glass Lewis peers, and “peers of peers”
3.	Size Similarity	»	Revenue: $300M - $1.2B, approximating a 0.5x - 2.0x range around Azenta revenue
		»	Market Capitalization: $1.0B - $9B approximating a 0.33x - 3.0x range around Azenta’s market capitalization
4.	Business Profile Similarity	»
Companies with primary areas of focus in the development, manufacturing and distribution of Life Sciences products and services, with emphasis on genomic services and analytics, sample repository, and consumables and instruments

38 AZENTA – 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
For fiscal year 2024, Azenta continued with substantially the same Life Sciences industry peer group as in fiscal year 2023.

*	Revenue trailing twelve months as of March 31, 2023. Market capitalization is trailing twelve months as of June 16, 2023
The following chart contains a list of the companies in our fiscal 2023 and 2024 peer groups. There was one change to the peer group in fiscal year 2024. Abiomed was acquired by Johnson and Johnson in December 2022 and was replaced in the fiscal year 2024 peer group with Myriad Genetics, Inc.

Fiscal 2023 Group	Fiscal 2024 Peer Group
10x Genomics, Inc	10x Genomics, Inc
Abiomed	Bio-Techne Corporation
Bio-Techne Corporation	Certara, Inc.
Certara, Inc.	Cryoport, Inc.
Cryoport, Inc.	Guardant Health, Inc.
Guardant Health, Inc.	Haemonetics Corporation
Haemonetics Corporation	Maravai LifeSciences Holdings Inc.
Maravai LifeSciences Holdings Inc.	Medpace Holdings, Inc..
Medpace Holdings, Inc..	Myriad Genetics, Inc.
Nadera, Inc.	Nadera, Inc.
NeoGenomics, Inc.	NeoGenomics, Inc.
Repligen Corporation	Repligen Corporation
Sotera Health Company	Sotera Health Company
Tandem Diabetes Care, Inc.	Tandem Diabetes Care, Inc.
Twist Bioscience Corporation	Twist Bioscience Corporation

AZENTA – 2024 Proxy Statement 39

COMPENSATION DISCUSSION AND ANALYSIS
Fiscal 2024 Executive Compensation Program
Based on Pearl Meyer’s competitive assessment and the HRC Committee’s review of each executive’s scope of responsibility and individual performance, the HRC Committee set target pay levels for the CEO and our other executive officers that were in accordance with our compensation philosophy. The outcomes of our fiscal 2024 executive compensation program can be summarized as follows:

Fiscal 2024 Element	Fiscal 2024 Outcome
Base Salary	•	Messrs. Joseph and Wang, and Dr. Zhou received market-based salary increases. The new base salary rates became effective January 1, 2024.
Performance-Based Variable Compensation Plan (Cash) 2024	•
Revenue, Adjusted EPS, Corporate and Business Unit Revenue and Business Unit Operating Income fell short of targets. The Corporate ESG Scorecard was fully achieved. This resulted in payouts all below target awards.

Long-Term Incentive Plan (2022 - 2024) Status: Complete Achievement; 0% of target	•
3-Year Metric Measures: cumulative Adjusted Earnings Before Income Taxes Depreciation and Amortization (EBITDA); cumulative Free Cash Flow; and 3-year average ROIC to be measured following the end of fiscal 2024. 0% Achievement was due to below threshold performance on all three metrics.

Long-Term Incentive Plan (2023 - 2025) Status: Ongoing	•	3-Year Metric Measures: cumulative Adjusted EBITDA; cumulative Free Cash Flow; and 3-year average ROIC to be measured following the end of fiscal 2025.
Long-Term Incentive Plan (2024 - 2026) Status: Ongoing	•	3-Year Metric Measures: cumulative Adjusted EBITDA and cumulative Free Cash Flow to be measured following the end of fiscal 2026.

Base Salary
The HRC Committee reviews salaries annually and implements any adjustments effective January 1st, with occasional mid-year adjustments for off cycle events such as promotions. The HRC Committee considered the market competitive positioning of the CEO and other named executive officers as provided by our consultant and based its decisions upon its evaluation of our performance and the individual performance of each named executive officer. The following table lists base salaries for the last two fiscal years for the CEO and our other named executive officers.
FISCAL YEAR END BASE PAY

Name	September 30, 2023(1)	September 30, 2024(2)	Percent Increase
John Marotta	—	$900,000	—
Stephen S. Schwartz	$750,000	—	—
Herman Cueto	—	$520,000	—
Lindon G. Robertson	$525,000	—	—
Jason W. Joseph(3)	$440,000	$460,000	4.5%
Ginger Zhou(3)	$350,000	$400,000	14.3%
David Wang(3)	$350,000	$400,000	14.3%

(1)	Mr. Marotta and Mr. Cueto were both hired after September 30, 2023.
(2)	Dr. Schwartz received a 6% increase from $750,000 to $795,000 effective January 1, 2024. He terminated as an employee on September 9, 2024.
(3)
Mr. Joseph, Dr. Zhou and Mr. Wang received salary adjustments in recognition of their contributions and to maintain their market competitive positioning. Base salary adjustments were as of January 1, 2024.

40 AZENTA – 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Annual Cash Incentive for Fiscal 2024 – Performance-Based Variable Compensation (PBVC)
Each year the HRC Committee, with management, reviews the Annual Operating Plan, or AOP, to determine the critical financial metrics and goals they believe will drive stockholder value when achieved. For fiscal 2024, the HRC Committee chose financial metrics that were once again consistent with our strategic focus. The HRC Committee chose to retain the Revenue (55% weight), and Adjusted EPS (35% weight) metrics for the PBVC as they continue to align with our strategy of accelerating profitable growth as a life sciences company. We also developed new goals for our Environmental, Social and Governance (ESG) scorecard (10% weight).
In reviewing the metrics and goals, the HRC Committee was guided by the following:
•	Aligning the shorter-term financial objectives of our annual PBVC incentives and the longer-term strategic objectives of our LTIP
•	Establishing financial goals that are aggressive but achievable, that show significant growth over prior years’ targets and results and that account for significant acquisitions and divestitures
•	Maintaining a strong linkage between incentive plan metrics and our strategic plan and business model
•	Defining appropriate ranges of financial long-term performance to equitably reward performance below and above our aggressive targets for our business during fiscal 2024
The HRC Committee met over several sessions and engaged our compensation consultant to review our (and our peer group’s) historical achievement levels on the proposed metrics to ensure appropriate rigor in setting these goals. Based on its independent assessment, Pearl Meyer concluded that the fiscal 2024 incentive compensation performance goals were of appropriate rigor reflecting:
•
A goal-setting process incorporating marketplace best practices, including meaningful year-over-year growth from actual results, appropriately structured performance ranges with additional ESG goals and corresponding reasonable payout levels

•	Alignment with investor expectations and performance ranges that are generally consistent with peer design with highly robust stretch goal targets
•	PBVC goals based on meaningful organic growth for continuing business operations
•	Historical payouts that have fluctuated demonstrating a history of sufficiently challenging goals
Fiscal 2024 PBVC Financial Performance Goals
The goals for the fiscal 2024 PBVC were determined by referencing financial targets in our AOP, which anticipated profitable growth, and excluded consideration of any acquisition activity that occurred during the 2024 fiscal year.
Annual Revenue
•	Aggressive revenue goal set exceeding fiscal 2023 actual results by 12%
•	Goal achievement dependent upon: continued growth performance and execution across all businesses
•	Weighted at 55% of Target
•	Actual results fell below threshold resulting in 0% of target achievement for fiscal year 2024
Adjusted EPS:
•	Aggressive Adjusted EPS goal set exceeding fiscal year 2023 actual results, measuring our performance in delivering profitable growth using a metric that is understood by our stockholders
•	Weighted at 35% of Target
•	Adjusted EPS exceeded target by 3% resulting in a weighted goal award achievement of 37.5%
ESG Scorecard:
•
The scorecard focused on the quality of employment and environmental responsibility, including production safety, ongoing emissions and environmental sustainability efforts, employee engagement, and inclusive culture

•	Weighted at 10% of Target
•	The HRC Committee determined that the Company fully achieved the scorecard goals
Fiscal 2024 PBVC Results
Adjusted EPS performance slightly exceeded the plan target. Despite strong fourth quarter revenue performance for the Multiomics and Sample Management Solutions businesses, full year revenue for Multiomics grew 3% year-over-year and for Sample Management Solutions 4% year-over-year, falling short of the threshold performance target. Strength in Sample Repository Services, Cryogenic Stores and NGS was partially offset by softness in the B Medical Systems business.

AZENTA – 2024 Proxy Statement 41

COMPENSATION DISCUSSION AND ANALYSIS
Fiscal 2024 Corporate PBVC Results
The table below reflects the fiscal 2024 corporate PBVC results for Dr. Schwartz and our other named executive officers. Mr. Marotta did not receive any fiscal 2024 PBVC payments.

	TARGETS					ACHIEVEMENT
						Year End Result
Corporate Metrics(1)	Metric Weighting	Threshold 25%	Target 100%	Max 200%[2]	Full Year Actual(1)	Award Percent	Weighted % of Target Award
Annual Revenue	55%	$668M	$742M	$816M	$656M	0.0%	0.0%
Adjusted EPS	35%	$0.27	$0.34	$0.41	$0.35	107.1%	37.5%
ESG Scorecard	10%				100.0%	100.0%	10.0%
Corporate Financial Metrics	100%						47.5%

(1)
Full Year Actual excludes results from any acquisitions made in fiscal 2024. There were no acquisitions in fiscal year 2024. Adjusted EPS for purposes of the calculation includes discretionary adjustments to reduce reported Adjusted EPS for certain other items.

(2)	The maximum payout for Non-CEO NEOs is capped at 150% of target.
In fiscal 2024, we focused on driving revenue growth and improving our operational execution. Unfortunately, we experienced certain challenges and other headwinds in our businesses that led to our falling short of our PBVC plan targets.
Listed below are our CEO’s and our other named executive officers’ earned cash payouts based on the achievement of the corporate financial metrics as weighted. Dr. Zhou and Mr. Wang were measured 50% on Corporate financial results and 50% on their specific business unit revenue and operating income performance under the fiscal 2024 PBVC.

Name	Target Opportunity as % of FY Base Pay	Cash Payout	Payment as a % of Target
John Marotta(1)	—	—	—
Stephen S. Schwartz(2)	110%	$407,659	47.5%
Herman Cueto	80%	$186,200	47.5%
Lindon G. Robertson(3)	100%	$201,923	100.0%
Jason W. Joseph	65%	$140,363	47.5%
Ginger Zhou	60%	$123,383	53.2%
David Wang	60%	$115,498	49.8%

(1)	Mr. Marotta was hired on September 9, 2024 at the end of fiscal year and therefore did not receive a FY24 PBVC payment.
(2)	Dr. Schwartz terminated on September 9, 2024 but received his full FY24 PBVC payout as part of his transition agreement.
(3)	Mr. Roberston retired on February 16, 2024 and received a pro-rated FY24 PBVC payout at target as part of his transition agreement.
Long-Term Incentives
We regularly review the design of our equity incentive plan to ensure it remains calibrated to our long-term strategic goals while providing the appropriate balance of challenge and motivation. The HRC Committee engaged Pearl Meyer to assist with the review and enlisted the support of the Company’s Human Resources department. The objectives and process of the review were as follows:
•	Diligence exercise to assist the HRC Committee and management in defining the strongest incentive plan metrics that drive stockholder value;
•	Internal Review: Subjective analysis and discussion on current metrics linkage and alignment to specific strategic criteria
•	External Review: Benchmarking of our incentive plan metrics alignment to our compensation peer group and review of achievement results and payouts over several years; and
•	Determination of incentive metrics and design for upcoming LTIP awards, which in fiscal 2024 included consideration of the metrics used in the short term PBVC.

42 AZENTA – 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
The HRC Committee presented the conclusions from the review to the full Board. In summary, the review reinforced our belief that our plan designs as well as metrics and goals were appropriately aligned with prevailing peer practices. The HRC Committee and the Board also concluded that the metrics and incentive plan designs were closely tied to our business strategy for both the short and long term and have served the stockholders well in delivering value.
Each of our named executive officers received award grants of both time-based and performance-based RSUs in fiscal 2024.
We used performance-based RSUs for the majority (75%) of our equity grants and measure performance at the end of each three-year LTIP period.
Similar to our annual PBVC, the HRC Committee was consistent with prior years in the selection of metrics for the LTIP that are in support of our long-term strategy.
The financial metrics for the fiscal 2022 and 2023 LTIPs are comprised of cumulative Adjusted EBITDA, cumulative Free Cash Flow, and three-year average ROIC, each equally weighted. The financial metrics for fiscal 2024 comprised of cumulative Adjusted EBITDA and cumulative Free Cash Flow, each equally weighted. ROIC was removed allowing stronger emphasis on the remaining two metrics.
We have selected these metrics for the 2022, 2023 and 2024 LTIPs because they measure effective capital deployment in internal organic investments and acquisitions with accretive returns, specifically:
•	Adjusted EBITDA is a key performance indicator that motivates, and rewards sustained growth in profit, and demands a longer-term management focus on business operations and profitability;
•
Free Cash Flow provides funding for growth initiatives, focused on new product development and acquisitions, and is a key indicator of overall company performance with a strong management line of sight; and

•	ROIC is a key financial metric, as it focuses executives on a forward looking, disciplined approach to capital investment in optimizing stockholder return.
Grant Process
The value of each year’s LTIP equity grant for the CEO and our other named executive officers is based on a variety of factors including market and peer group data as provided by Pearl Meyer, the ability of the executive to impact long-term stockholder value, the executive’s prior contributions and performance and the currently outstanding equity grants held by the executive. For our CEO, this translates into a projected equity value to target cash compensation ratio generally ranging from 3.0 to 4.0 and for our other executive officers, a range between 1.0 and 1.6 of total cash compensation. A combination of performance and time-based RSUs are used as part of our LTIP. Performance-based RSUs are intended to focus and align management leadership on increasing share value and profitable growth, while time-based RSUs help promote retention of key leadership talent.
For fiscal 2024 grants approved in November 2023, the HRC Committee increased Dr. Schwartz’s grant value to recognize his critical role in the execution of the Company’s life sciences strategy and to position him more competitively within the life sciences peer market. Increases at that time to the remaining four named executives were made for similar reasons.
In light of Dr. Schwartz’s retirement announcement, retention grants, of time-based RSUs were issued to key executives on August 9, 2024 to provide financial assurance, maintain investor confidence, and promote stability and continuity in the Company's operations. These retention awards provide for vesting over two years, 50% on the first anniversary of the grant date and 50% on the second anniversary of the grant date, with accelerated vesting in the event of a termination of employment without cause. These were one-time awards not representative of the Company’s executive compensation practices.

AZENTA – 2024 Proxy Statement 43

COMPENSATION DISCUSSION AND ANALYSIS
The following table shows grant date values for the fiscal 2022, 2023 and 2024 LTIPs.
LTIP Grant Date Value
(In thousands)

Grant Date	Fiscal 2024 8/9/2024(3)	Fiscal 2024 11/16/2023	Fiscal 2023 11/17/22	Fiscal 2022 11/15/21
Executive
John Marotta(1)	—	$604	—	—
Stephen S. Schwartz	—	$4,900	$4,500	$3,500
Herman Cueto(2)	$625	$1,750	—	—
Lindon G. Robertson	—	—	$1,500	$1,300
Jason W. Joseph	$600	$1,200	$900	$750
Ginger Zhou(4)	$350	$700	$450	—
David Wang(5)	$350	$700	$350	—

(1)	Mr. Marotta received a pro-rated FY24 LTIP as part of his new hire package.
(2)	Mr. Cueto received a $500,000 RSU sign-on grant in addition to the FY24 LTIP of $1,250,000.
(3)	Retention grants of time-based RSUs were awarded to the executive officers in light of Dr. Schwartz’s retirement announcement.
(4)	Dr. Zhou became an officer of the Company on November 12, 2022.
(5)	Mr. Wang joined Azenta on December 2, 2022 and received his fiscal year 2023 grant on January 26, 2023.
Equity Plan Analysis
The most recent Pearl Meyer executive pay analysis, completed in September 2024, noted that our dilution (total number of shares outstanding under the equity incentive plans as a percentage of the most recent fiscal year’s common shares outstanding) at 1.6% was below the 25th percentile of our 2024 compensation peer group. Our share burn rate, which is the sum of options and full-value shares granted divided by weighted average shares outstanding (where all options and full-value shares are counted equally) was an average of 0.8% over three years as shown in the chart below. These figures are below the 25th percentile of our peer group. We believe that this judicious use of equity awards affords the HRC Committee flexibility in providing incentives to executives to drive strategic initiatives.

Fiscal 2022-2024 LTIP, Fiscal Year 2023-2025 LTIP and Fiscal Year 2024-2026 LTIP
In fiscal year 2022, Free Cash Flow and ROIC continued to be used as metrics for the PSUs. Adjusted Operating Profit was replaced with Adjusted EBITDA as it was deemed an appropriate metric for assessing long-term profitable growth. The fiscal 2022-2024 three-year LTIP metrics approved in November 2021, are cumulative Adjusted EBITDA, cumulative Free Cash Flow, and a three-year average of our ROIC, all equally weighted. The Committee adopted the same metrics with updated goals the following year for fiscal 2023. In fiscal year 2024, Free Cash Flow and Adjusted EBITDA were again used as metrics for the PSU. However, ROIC was removed as a metric to heighten the focus on the remaining two metrics. Each quarter at their regularly scheduled meetings, the HRC Committee and full Board review the Company’s financial results to date and forecast for the remaining fiscal year period against the goals for each plan. Results and goals are disclosed at the end of each three-year plan.

44 AZENTA – 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
2022-2024 LTIP Financial Achievement (Completed on September 30, 2024)
Measurement of the three-year period results was completed as of September 30, 2024, resulting in all three financial metrics falling below threshold and 0% of target earned.

Strategic Objective(1)	Weighting	Measurement Time Frame	Metrics	Threshold 25% of Award	Target 100% of Award	Maximum 200%of Award	Results	Weighted % of Target Earned
ROIC(2)	33.3%	3 Years	3–year–average ROIC	7.0%	9.5%	13.0%	Below Threshold	0%
Free Cash Flow(3)	33.3%	3 Years	Cumulative Free Cash Flow	$160M	$192M	$220M	Below Threshold	0%
Adjusted EBITDA(4)	33.3%	3 Years	Adjusted EBITDA	$450M	$575M	$725M	Below Threshold	0%
Total	100.0%							0%

(1)	Goals exclude the impact of any acquisitions and divestitures over the three year measurement period.
(2)	ROIC: GAAP income minus interest (after tax) as a percentage of average net assets, excluding cash and net deferred taxes. Each year’s average ROIC is equally weighted: (Y1 + Y2 + Y3)/3.
(3)	Free Cash Flow: Cumulative operating cash flow less capital expenditures.
(4)	Adjusted EBITDA: Non-GAAP earnings before interest, taxes, depreciation, and amortization. Net Income that adds back interest expenses, taxes, and depreciation charges, plus other adjustments.
LTIP FINANCIAL METRICS FISCAL 2023-2025

Strategic Objective(1)	Weighting	Measurement Time Frame	Metrics	Threshold 25% of Award	Target 100% of Award	Maximum 200% of Award
ROIC(2)	33.3%	3 Years	3–year–average ROIC	*	*	*
Free Cash Flow(3)	33.3%	3 Years	Cumulative Free Cash Flow	*	*	*
Adjusted EBITDA(4)	33.3%	3 Years	Adjusted EBITDA	*	*	*

(1)	Goals exclude the impact of any acquisitions and divestitures over the three year measurement period.
(2)	ROIC: GAAP income minus interest (after tax) as a percentage of average net assets, excluding cash and net deferred taxes. Each year’s average ROIC is equally weighted: (Y1 + Y2 + Y3)/3.
(3)	Free Cash Flow: Cumulative operating cash flow less capital expenditures.
(4)	Adjusted EBITDA: Non-GAAP earnings before interest, taxes, depreciation, and amortization. Net Income that adds back interest expenses, taxes, and depreciation charges, plus other adjustments.
*
We do not publicly disclose our goals during the performance periods due to the proprietary and competitive sensitivity of the information. We believe these goals to be consistent with our philosophy of establishing aggressive but achievable targets, and after two years’ and one year’s results, respectively, participants are motivated to achieve the targets for the LTIP.

LTIP FINANCIAL METRICS FISCAL 2024-2026

Strategic Objective(1)	Weighting	Measurement Time Frame	Metrics	Threshold 25% of Award	Target 100% of Award	Maximum 200% of Award
Free Cash Flow(2)	50%	3 Years	Cumulative Free Cash Flow	*	*	*
Adjusted EBITDA(3)	50%	3 Years	Adjusted EBITDA	*	*	*

(1)	Goals exclude the impact of any acquisitions and divestitures over the three-year measurement period.
(2)	Free Cash Flow: Cumulative operating cash flow less capital expenditures.
(3)	Adjusted EBITDA: Non-GAAP earnings before interest, taxes, depreciation, and amortization. Net Income that adds back interest expenses, taxes, and depreciation charges, plus other adjustments.
*
We do not publicly disclose our goals during the performance periods due to the proprietary and competitive sensitivity of the information. We believe these goals to be consistent with our philosophy of establishing aggressive but achievable targets, and after two years’ and one year’s results, respectively, participants are motivated to achieve the targets for the LTIP.

AZENTA – 2024 Proxy Statement 45

COMPENSATION DISCUSSION AND ANALYSIS
Other Compensation and Policies
Program Enhancements for Fiscal Year 2025
To strengthen the alignment with stockholders and better align with the life sciences industry, the HRC Committee has implemented the following changes to our Executive Compensation Program for fiscal year 2025:
•
Introduced a simplified short-term Incentive Compensation Plan (ICP) for all executives, with 60% tied to the company's financial performance and 40% linked to the performance of strategic initiatives. Financial metrics include Core Revenue Growth, Adjusted EBITDA, and Free Cash Flow. This plan replaced the PBVC.

•
Eliminated the Environmental, Social and Governance (ESG) Scorecard as a metric in the short-term incentive plan as part of the transition to the simplified ICP, recognizing that relevant ESG-related metrics could form a part of an individual’s strategic initiatives where appropriate.

•	Changed the PSU performance measures to be 100% tied to Relative Total Shareholder Return (rTSR).
•	Shifted the LTIP mix to 50% PSUs and 50% time-based RSUs to better align with peers and market practice.
Stock Ownership Guidelines
Our stock ownership guidelines require that within five years of their hire date (or date of promotion to executive officer), executive officers, including our named executive officers acquire and maintain beneficial ownership of Azenta shares at different multiples of salary depending upon position. Beneficially owned shares are defined as shares that are vested or purchased. Shares that are granted and not yet vested do not count towards the ownership requirement. The Chief Executive Officer (CEO) has an ownership requirement of six (6) times base salary. The Chief Financial Officer (CFO) has an ownership requirement of three (3) times base salary. The remaining positions covered by the policy have ownership requirements of two (2) times base salary. As of the end of fiscal 2024, Mr. Joseph and Dr. Zhou, have exceeded the two (2) times base salary requirement. Messrs. Marotta and Wang do not currently meet the guideline but are on track to meet the requirement within 5 years of their becoming an officer. Dr. Schwartz and Messrs. Robertson, and Cueto are no longer employed by the Company and therefore are not subject to the ownership guidelines.
Risk Assessment Process
The HRC Committee has assessed the risk profile of its compensation program to monitor whether any element of compensation or any policy encouraged inappropriate or unacceptable risk to the Company on an annual basis. The HRC Committee is provided with a series of Company analytical factors which focus upon several key areas of our compensation program, including external market reference; pay mix; range and sensitivity of our PBVC and LTIP; selection of performance metrics; goal setting process; and our checks and balances on the payment of compensation. We believe this assessment provides a process to ensure that an appropriate balance between prudent business risk and resulting compensation is being maintained.
The HRC Committee believes our policies and procedures achieve this balance. The Company also has a clawback policy in place as discussed in more detail below, as well as stock ownership guidelines to further align the executives’ interests with those of our stockholders. The HRC Committee regularly monitors the executives’ progress against our stock ownership guidelines. The HRC Committee believes our policies and rewards structure appropriately balances the creation of long-term value with shorter-term positive results.
Clawback Policy
We believe that it is in our best interests and that of our stockholders to create and maintain a culture that emphasizes integrity and accountability and therefore, in compliance with SEC and Nasdaq rules, in November 2023, we adopted a clawback policy that was effective as of October 2, 2023 which provides for the recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws. Our clawback policy provides for the mandatory reimbursement or recovery, from current and former officers, of excess incentive-based compensation that was erroneously awarded during the three years preceding the date that we are required to prepare certain accounting restatements of our financial statements.
We also include clawback provisions in compensation and employment agreements and/or offer letters with our executives that are consistent with the clawback policy and the requirements of the Sarbanes Oxley Act of 2002.
Following the end of fiscal 2024, as discussed under “Corporate Governance – Committees of the Board – Human Resources and Compensation Committee” above, management, with oversight of the HRC Committee and the full Board, conducted a recovery analysis under the clawback policy of incentive-based compensation received by our executive officers during the years ended September 30, 2024 and 2023 to ascertain whether any recovery of excess incentive-based compensation was required because of revisions made to our Consolidated Statement of Cash Flows for the year ended September 30, 2023 and the Condensed Consolidated Statements of Cash Flows for the interim periods ended March 31, 2023, June 30, 2023, December 31, 2023, March 31, 2024, and June 30, 2024 to

46 AZENTA – 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
correct classification errors. Management, the HRC Committee and the full Board concluded that no adjustments to executive compensation were required because no compensation was paid to the executive officers under performance-based compensation awards pursuant to performance goals impacted by the revisions and, therefore, that there was no excess incentive-based compensation to recover.
Employment and Transition Agreements
Stephen S. Schwartz (former CEO)
On May 8, 2024, Dr. Schwartz announced his intention to retire and entered into a transition agreement with the Company, replacing his prior employment agreement. As per the terms of the new agreement, Dr. Schwartz continued as the CEO until Mr. Marotta joined us to replace Dr. Schwartz as CEO. During this transition term Dr. Schwartz continued to receive his then current base salary, continued participating in the Company’s benefit plans, and his equity awards continued to vest and remained exercisable in accordance with their respective terms. Under the transition agreement, we also agreed that Dr. Schwartz would receive his FY24 performance adjusted PBVC payment.
Under the transition agreement, once Mr. Marotta succeeded him on September 9, 2024, Dr. Schwartz transitioned to a consulting services arrangement through November 30, 2025, under which he is acting as an advisor to the Company to support a smooth transition. For his consulting services, Dr. Schwartz receives $66,250 a month along with the employer portion of his benefits through March 31, 2025 and then $33,333.33 a month starting April 1, 2025 until the end of his consultancy. Dr. Schwartz did not receive any severance payments. His equity will continue to vest through the end of the consulting term and remain exercisable in accordance with their respective terms. He is not eligible for any new equity grants under Azenta equity incentive plans.
John P. Marotta (CEO)
Mr. Marotta entered into an employment agreement with the Company on September 9, 2024 which stipulates the terms and conditions of his employment with the Company and his specified annual base salary, and the target variable compensation award based on performance. The agreement provides severance of one year’s base salary and continued participation in benefit plans if his employment is terminated by us without “cause” or if he resigns for “good reason.” He is also eligible to receive up to an additional 12 months’ severance and benefits if he remains unemployed following the initial twelve months of payment. More information can be found under the section “Compensation Tables for Named Executive Officers - Post-Employment Benefits” below.
Lindon G. Robertson (former CFO)
In September 2023, the Company announced that Mr. Robertson was retiring as CFO but would remain as an advisor to ensure a smooth transition to our new CFO. In December 2023, we entered into a letter agreement with Mr. Robertson to remain as an Advisor to the CEO through February 16, 2024, after which he would cease employment. Mr. Robertson continued to receive his current base salary while employed, and upon his departure, a pro rata portion of his fiscal year 2024 PBVC payment. Mr. Robertson received no severance payments in relation to his termination from the Company.
Herman Cueto (former CFO)
On October 16, 2023, Mr. Cueto entered into an offer letter that stipulated the terms and conditions of his employment as CFO upon Mr. Robertson’s retirement, including severance of one year’s base salary and continued participation in benefit plans if terminated without “cause” and he is unemployed.
On November 12, 2024, Mr. Cueto entered into a transition and severance agreement with the Company in connection with our appointment of Lawrence Lin as CFO. Per this agreement, Mr. Cueto remained CFO through the filing on November 27, 2024 of our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 and then transitioned to a consultant role as Advisor to the CEO. He remained an employee through December 1, 2024 receiving his then current base salary, participating in the Company’s benefit plans, and his equity awards continued to vest and remained exercisable. He also received his FY24 performance-adjusted PBVC payment at the same time as other executives. Upon the termination of his employee status, his consulting services agreement became effective on December 2, 2024 and will run through February 28, 2025, or earlier if initiated by Mr. Cueto. For his consulting services, he will receive $43,333.33 a month along with the employer portion of his benefits. His equity awards will continue to vest and remain exercisable in accordance with their respective terms. Upon the conclusion of his consulting services, in consideration of a full release and given that Mr. Cueto was terminated without “cause,” as agreed in his offer letter, he will receive severance equal to one year’s base salary ($520,000) and participation in benefits. In addition, his unvested 4,581 RSUs granted on November 16, 2023 and his unvested 11,309 RSUs granted on August 9, 2024 will vest immediately upon the expiration of the consulting term, while all other unvested equity awards will be cancelled.
Lawrence Lin (CFO)
On November 12, 2024, the Company appointed Lawrence Lin as its CFO to replace Mr. Cueto. Pursuant to an offer letter dated as of November 11, 2024 between Mr. Lin and the Company, Mr. Lin will be entitled to (i) an annual base salary of $540,000, (ii) an annual cash bonus opportunity under the Company’s ICP with an annual target equal to 80% of his annual base salary, (iii) a grant of RSUs with a

AZENTA – 2024 Proxy Statement 47

COMPENSATION DISCUSSION AND ANALYSIS
grant date value of $1,998,000, of which 50% will vest based on performance and 50% will vest in substantially equal annual installments over the three-year period commencing on the date of grant, (iv) a new hire cash bonus of $250,000, subject to 100% or 50% repayment if Mr. Lin voluntarily resigns before the first or second anniversary of the effective date of his employment, respectively, and (v) an additional grant of RSUs with a grant date value of $250,000 that will vest in substantially equal annual installments over the two-year period commencing on the effective date of employment. Under the offer letter, if Mr. Lin’s employment is terminated without “cause” or for “good reason” unrelated to a “change in control” (each term, as defined in the offer letter), Mr. Lin will be eligible for (i) salary continuation payments at Mr. Lin’s then current annual base salary rate and continued coverage under the Company’s medical, dental and vision plans for a period of up to 12 months, and (ii) immediate vesting of the portion of the $250,000 of RSUs described above that is scheduled to vest in the 12-month period immediately following such termination, subject in each case, to Mr. Lin’s execution of the Company’s customary separation agreement and waiver of claims. In addition, under the offer letter, if Mr. Lin’s employment is terminated without “cause” or for “good reason” within one year following a “change in control” (each term, as defined in the offer letter), Mr. Lin will be eligible to receive (i) a lump sum equal to Mr. Lin’s current annual base salary, (ii) a pro-rated bonus for the year in which the termination occurs, and (iii) continued coverage under the Company’s medical, dental and vision plans for a period of up to one year, subject in each case, to Mr. Lin’s execution of the Company’s customary separation agreement and waiver of claims.
Change-In-Control and Non-Compete Agreements
We currently have provisions within our equity award agreements that provide for accelerated vesting at target in the event of a double-trigger change in control (termination of employment without “cause” or resignation for “good reason” within a year following, or six months prior to, a change-in-control).
In September 2024, Mr. Marotta received an employment agreement that includes double-trigger change in control provisions to provide severance of two times his annual salary plus target bonus and benefits arrangements.
The arrangement with Mr. Marotta includes:
•	Cash severance, payable bi-weekly, equal to two times the amount of his current base salary and annual target bonus
•	Annual target bonus pro-rated for the number of days employed by the Company during the fiscal year
•	A lump sum payment to cover the approximate cost of the Company’s portion of premiums for coverage under their welfare benefit plans for two years following termination
As described above, Mr. Lin’s employment agreement also provides for different payments and equity vesting in the case of termination of employment without “cause” or for “good reason” unrelated to a change of control and within one year following a change of control.
Indemnification Agreements
We entered into an indemnification agreement at the time of hire with our CEO and our other named executive officers. The indemnification agreement provides that we will pay amounts incurred in connection with any civil or criminal action or proceeding, specifically including actions by or in the Company’s name where the involvement is by reason of the fact that he or she is or was an officer. Such amounts include, to the maximum extent permitted by law, attorney’s fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreement, the executive will receive indemnification unless he or she is adjudged not to have acted in good faith and in a manner he or she reasonably believed to be in the best interests of Azenta.
Tax Deductibility
Section 162(m) of the Internal Revenue Code of 1986, as amended by the Tax Cuts and Jobs Act, restricts deductibility for federal income tax purposes of annual individual compensation in excess of $1 million to our named executive officers, effective for tax years beginning after 2017, subject to a transition rule for written binding contracts which were in effect on November 2, 2017, and which were not modified in any material respect on or after such date. In the past, Section 162(m)’s deductibility limitation was subject to an exception for compensation that qualified as performance-based. Certain components of our compensation program were designed to permit us to qualify for the performance-based exception, although the Company reserved the right to pay compensation that did not qualify as “performance-based.” While the HRC Committee has considered the deductibility of compensation as a factor in making compensation decisions, it has retained the flexibility to provide compensation that is consistent with the Company’s goals for its executive compensation program, even if such compensation would not be fully tax-deductible.
Section 280G and related sections of the Internal Revenue Code provide that executive officers and directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits that exceed certain limits in connection with a change in control event, and that we could lose a deduction on the amounts subject to the additional tax. We have not provided any executive officer, including Mr. Marotta, with a commitment to gross up or reimburse other tax amounts that the executive might pay pursuant to Section 280G of the Internal Revenue Code. In January 2010, the Board voted that it would not make any gross-up or tax reimbursement commitments to any executives.

48 AZENTA – 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Section 409A of the Internal Revenue Code also imposes additional significant taxes on an executive officer, director or service provider who receives “deferred compensation” that does not meet the requirements of Section 409A. To assist in the avoidance of additional tax under Section 409A, we intend to structure equity awards and other deferred compensation payments in a manner to comply with the applicable Section 409A requirements.

AZENTA – 2024 Proxy Statement 49

COMPENSATION DISCUSSION AND ANALYSIS
Human Resources and Compensation Committee Report
To The Stockholders of Azenta, Inc.:
The Human Resources and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Human Resources and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Respectfully submitted,
Human Resources and Compensation Committee
as of September 30, 2024
Robyn C. Davis, Chair
Martin D. Madaus
Michael Rosenblatt, M.D.

50 AZENTA – 2024 Proxy Statement

COMPENSATION TABLES FOR NAMED EXECUTIVE OFFICERS
COMPENSATION TABLES FOR NAMED EXECUTIVE OFFICERS
Summary Compensation Table
The following table sets forth certain information concerning compensation of each named executive officer during the fiscal years indicated below:

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
John Marotta	2024	$34,615		$604,196			$638,811
President and Chief Executive Officer	2023
	2022
Stephen S. Schwartz	2024	$755,366		$4,900,004	$407,659	$61,390	$6,124,419
Former President and Chief Executive Officer(5)	2023	$750,000		$4,500,037	$289,575	$14,850	$5,554,462
	2022	$742,308		$3,500,031	$412,314	$13,725	$4,668,377
Herman Cueto	2024	490,000	$500,000(4)	$2,375,108	$186,200	$14,700	$3,566,008
Former Executive Vice President & Chief Financial Officer(6)	2023
	2022
Lindon G. Robertson	2024	$212,019		$0	$201,923	$13,176	$427,118
Former Executive Vice President and Chief Financial Officer(7)	2023	$525,000		$1,500,032	$184,275	$14,850	$2,224,157
	2022	$525,000	$200,000(4)	$1,300,041	$264,758	$13,725	$2,303,523
Jason W. Joseph	2024	$454,615		$1,800,060	$140,363	$13,105	$2,408,144
Senior Vice President, General Counsel/Corporate Secretary	2023	$431,923		$900,043	$98,543	$13,661	$1,444,170
	2022	$403,846	$100,000(4)	$750,072	$132,631	$15,268	$1,401,817
Ginger Zhou	2024	$386,539		$1,050,049	$123,383	$13,964	$1,573,935
Senior Vice President & GM Multiomics	2023	$323,077		$450,051	$70,875	$5,015	$849,019
	2022	$299,231		$200,103	$69,804	$6,734	$575,872
David Wang	2024	$386,539		$1,050,049	$115,498	$17,239	$1,569.324
Senior Vice President & GM Sample Management Solutions	2023	$265,885		$320,859	$49,025	$10,765	$646,534

(1)
Awards consist of restricted stock unit (RSU) awards. In November 2023, the Company issued both time-based and performance-based RSUs under our Fiscal Year 2024 - 2026 Long-Term Incentive Plan to each of the named executive officers. The value of the awards is based on the fair value as of the grant date calculated in accordance with FASB ASC Topic 718. The grant date fair value of the performance-based RSUs assuming the maximum potential value is achieved is $906,294 for Mr. Marotta; $7,350,033 for Dr. Schwartz; $1,875,025 for Mr. Cueto; $1,800,046 for Mr. Joseph and $1,050,036 for Dr Zhou and Mr. Wang. In addition to the fiscal year 2024 award, Mr. Cueto received $500,000 in time-based RSUs as part of his new hire offer package. Messrs., Cueto, Joseph and Wang and Dr. Zhou each received a retention grant of time-based RSUs in light of Dr. Schwartz’s retirement announcement.

(2)
Amounts consist of cash incentive compensation awards earned for services rendered in the relevant fiscal year under the Company’s Performance-Based Variable Compensation Plan. Mr. Robertson received a pro-rated target bonus as part of his separation agreement.

(3)
Represents amounts paid or accrued by the Company in matching contributions under the Company’s qualified 401(k) plan on behalf of Dr. Zhou, and Messrs. Cueto ,Robertson, Joseph, and Wang and includes $15,525 paid or accrued by the Company in matching contributions under the Company’s qualified 401(k) plan on behalf of Dr. Schwartz and $45,865 in consulting fees paid to Dr. Schwartz after his transition to a consultant role on September 9, 2024.

(4)
Represents special one-time cash payments to Mr. Robertson and Mr. Joseph, paid upon the successful completion of the sale of our semiconductor automation business to Thomas H Lee Partners, L.P., in recognition of their significant contributions to the sale, and a sign-on bonus paid to Mr. Cueto as part of his new hire offer package.

(5)
On May 8, 2024, the Company announced that Dr. Schwartz was retiring as Chief Executive Officer but would continue in the position the earlier of the commencement of his successor or December 31, 2024. On September 9, 2024, his successor, Mr. Marotta, began employment and Dr. Schwartz transitioned to a consultant role as Advisor to the Company. Dr. Schwartz will continue in this role through November 30, 2025 to ensure a smooth transition for Mr. Marotta.

AZENTA – 2024 Proxy Statement 51

COMPENSATION TABLES FOR NAMED EXECUTIVE OFFICERS
(6)	Mr. Cueto was employed by the Company as Executive Vice President and Chief Financial Officer until November 27, 2024, and his employment was terminated not for “cause” on December 1, 2024.
(7)
In September 2023, the Company announced that Mr. Robertson was retiring as our Chief Financial Officer but would remain as an advisor to ensure a smooth transition to our new Chief Financial Officer, Herman Cueto. In December 2023, the Company entered into a letter agreement with Mr. Robertson pursuant to which we agreed he would remain in the position of Advisor to the CEO through February 16, 2024, at which time his employment with us ceased. Mr. Robertson received $111,057 in connection with this advisory role in fiscal year 2024, which is included under Salary for that fiscal year.

Grants of Plan-Based Awards Table
Fiscal Year 2024
During the fiscal year ended September 30, 2024, the following plan-based awards were granted to the named executive officers:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John Marotta(6)
	9/9/2024						3,273	$151,049
	9/9/2024			2,455	9,819	19,638		$453,147
Stephen S. Schwartz		$830,902	$1,661,804
	11/16/2023(2)						22,448	$1,224,987
	11/16/2023(3)			16,837	67,345	134,690		$3,675,017
Herman Cueto		$392,000	$588,000
	11/16/2023(2)						5,727	$312,522
	11/16/2023(3)			4,295	17,180	34,360		$937,513
	11/16/2023(4)						9,163	$500,025
	8/9/2024(5)						11,309	$625,048
Lindon G. Robertson(7)
Jason W. Joseph		$295,500	$443,250
	11/16/2023(2)						5,498	$300,026
	11/16/2023(3)			4,124	16,493	32,986		$900,023
	8/9/2024(5)						10,856	$600,011
Ginger Zhou		$231,923	$347,885
	11/16/2023(2)						3,207	$175,006
	11/16/2023(3)			2,406	9,621	19,242		$525,018
	8/9/2024(5)						6,333	$350,025
David Wang		$231,923	$347,885
	11/16/2023(2)						3,207	$175,006
	11/16/2023(3)			2,406	9,621	19,242		$525,018
	8/9/2024(5)						6,333	$350,025

(1)
These grants were made pursuant to a Performance-Based Variable Compensation (PBVC) Plan for fiscal year 2024 and reflect the target and maximum payouts with respect to fiscal year 2024. Payouts at less than target may be awarded if a threshold level of achievement (less than target achievement) of each performance metric is reached.

(2)
Amount shown is the number of time-based RSUs awarded on November 16, 2023. The RSUs will vest at a rate of one-third of the grant per year on November 15, 2024, November 15, 2025, and November 15, 2026.

(3)
Amount shown is the number of performance-based RSUs awarded on November 16, 2023 that may be earned, in part or in full, based on achieving certain three-year performance targets for the period ending September 30, 2026 and reflect threshold, target and maximum number of RSUs eligible to be earned. Any earned RSUs will vest at the end of the three-year period at the later of the date of determination by the Company’s Board of Directors of the achievement attained on November 15, 2026.

(4)
Mr. Cueto received $500,000 in time-based RSUs as part of his new hire offer package. The RSUs will vest at a rate of one-third of the grant per year on the anniversary of his hire date: October 16, 2024, October 16, 2025, and October 16, 2026.

(5)
Messrs. Cueto, Joseph and Wang and Dr. Zhou each received a retention grant of time-based RSUs in light of Dr. Schwartz’s retirement announcement. The RSUs will vest at a rate of one-half of the grant per year on August 9, 2025 and August 9, 2026.

52 AZENTA – 2024 Proxy Statement

COMPENSATION TABLES FOR NAMED EXECUTIVE OFFICERS
(6)
Mr. Marotta became CEO on September 9, 2024. Given his late start in the fiscal year, he was not eligible to participate in the fiscal year 2024 PBVC. He did receive a fiscal year 2024 grant of performance-based RSUs and time-based RSUs pro-rated based on his hire date.

(7)
In September 2024, the Company announced that Mr. Robertson was retiring as our Chief Financial Officer but would remain as an advisor to ensure a smooth transition to our new Chief Financial Officer, Herman Cueto. In December 2023, we entered into a letter agreement with Mr. Robertson pursuant to which we agreed he would remain in the position of Advisor to the CEO through February 16, 2024, at which time he ceased his employment with us. Mr. Robertson did not receive any equity in fiscal year 2024. As part of Mr. Robertson’s letter agreement, he received a pro-rated portion of his PBVC target payment following his retirement.

A discussion of the material terms of the named executive officers’ employment and transition arrangements can be found in the Compensation Discussion and Analysis included elsewhere in this proxy statement.
Outstanding Equity Awards at Fiscal Year End Table
Fiscal Year 2024
The following table sets forth certain information concerning outstanding equity awards for each named executive officer as of September 30, 2024. There is no information regarding stock options because none of the NEOs have been granted any.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Number of Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
John Marotta	3,273(2)	$158,544
			9,819(3)	$475,632
Stephen S. Schwartz	2,549(4)	$123,474
			22,944(5)	$1,111,407
	12,590(6)	$609,860
			56,656(7)	$2,744,417
	14,964(8)	$724,856
Lindon G. Robertson(9)
Jason W. Joseph	546(4)	$26,448
			4,917(5)	$238,179
	2,518(6)	$121,972
			11,331(7)	$548,874
	5,498(10)	$266,323
			16,493(11)	$798,921
	10,856(12)	$525,865
Ginger Zhou	145(5)	$7,024
			1,312(5)	$63,553
	1,259(6)	$60,986
			5,666(7)	$274,461
	3,207(10)	$155,347
			9,621(11)	$466,041
	6,333(12)	$306,771
David Wang	939(13)	$45,485
			4,230(14)	$204,901
	3,207(10)	$155,347
			9,621(11)	$466,041
	6,333(12)	$306,771

(1)
The market value is calculated using the closing market price of our Common Stock ($48.44) on September 30, 2024, the last business day of the fiscal year. Except as otherwise noted, all performance-based awards are valued at target.

AZENTA – 2024 Proxy Statement 53

COMPENSATION TABLES FOR NAMED EXECUTIVE OFFICERS
(2)
The unvested units consist of RSUs granted on September 9, 2024 as part of Mr. Marotta’s new hire package which vest in three equal installments on September 9, 2025, September 9, 2026 and September 9, 2027.

(3)
The unvested units consist of RSUs granted on September 9, 2024 as part of Mr. Marotta’s new hire package, which will be earned and vest based on achieving certain performance targets measured over the three-year period ending September 30, 2026.

(4)	The unvested units consist of RSUs granted on November 15, 2021, which vested on November 15, 2024.
(5)
The units consist of RSUs granted on November 15, 2021 that were to be earned and vested based on achieving certain performance targets measured over the three-year period ended September 30, 2024. The performance for the three-year period fell below threshold resulting in 0% performance achievement. All units were cancelled as of November 15, 2024.

(6)	The unvested units consist of RSUs granted on November 17, 2022, which vest in two equal installments on November 15, 2024 and on November 15, 2025.
(7)
The unvested units consist of RSUs granted on November 17, 2022 that will be earned and vest based on achieving certain performance targets measured over the three-year period ending September 30, 2025.

(8)
The unvested units consist of RSUs granted on November 16, 2023 which vest in equal installments on November 15, 2024 and November 15, 2025. One third of Dr. Schwartz’s original grant will not vest due to the completion of his Transition services agreement on November 30, 2025.

(9)	Mr. Robertson had no outstanding equity as of September 30, 2024 due to his retirement on February 16, 2024.
(10)	The unvested units consist of RSUs granted on November 16, 2023 which vest in three equal installments on November 15, 2024, November 15, 2025 and November 15, 2026.
(11)
The unvested units consist of RSUs granted on November 16, 2023 that will be earned and vest based on achieving certain performance target measured over the three-year period ending September 30, 2026.

(12)
The unvested units consist of a retention award of time-based RSUs granted on August 9, 2024 in light of Dr. Schwartz’s retirement announcement. The units vest in equal installments on August 9, 2025 and August 9, 2026.

(13)
The unvested units consist of RSUs granted as part of Mr. Wang’s new hire package, on January 27, 2023, which vest in two equal installments on, his hire date, December 2, 2024, and on December 2, 2025.

(14)	The unvested units consist of RSUs granted on January 27, 2023 that will be earned and vest based on achieving certain performance target measured over the three-year period ending September 30, 2025.
Stock Vested Table
Fiscal Year 2024
The following table sets forth certain information concerning all vesting of restricted stock units for each named executive officer during the fiscal year ended September 30, 2024.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John Marotta(2)	—	—
Stephen S. Schwartz	28,921	$1,565,494
Herman Cueto(2)	—	—
Lindon G. Robertson	10,742	$581,464
Jason W. Joseph	6,155	$333,170
Ginger Zhou	1,847	$99,978
David Wang	470	$27,241

(1)	The value realized equals the closing price of our Common Stock on the vesting dates, multiplied by the number of shares that vested.
(2)	Mr. Marotta and Mr. Cueto were hired during fiscal year 2024 and had no vesting during the year.

54 AZENTA – 2024 Proxy Statement

COMPENSATION TABLES FOR NAMED EXECUTIVE OFFICERS
Nonqualified Deferred Compensation Table
Fiscal Year 2024
The Company has established a nonqualified deferred compensation plan (the “NQDP”) to allow eligible executives and directors to defer a portion of their compensation on a pre-tax basis and receive tax-deferred returns on those deferrals. The NQDP is unfunded for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended. An additional feature of the NQDP is a supplemental retirement plan, or SERP, in which the Company can choose to make annual contributions to selected executives’ NQDP accounts. No contributions have been made to the NQDP by the Company in this fiscal year.

Name	Executive Contributions in Last FY(1)	Aggregate Earnings in Last FY(2)(5) ($)	Aggregate Withdrawals/Distributions(3) ($)	Aggregate Balance at Last FYE(4) ($)
Lindon G. Robertson	$48,970.45	$253,494.48	($106,388.78)	$994,220.01
Jason Joseph	$123,058.97	$196,985.58	($197,561.98)	$962,103.94
Ginger Zhou	$280,298.16	$305,290.68		$1,382,119.98
David Wang	$12,256.32	$3,429.36		$15,685.68

Mr. Marotta and Dr. Schwartz are not participants in the NQDP.
(1)	Represents contributions to the NQDP during fiscal year 2024.
(2)	Represents gains and losses to the NQDP during fiscal year 2024.
(3)	Represents Withdrawals and Distributions during fiscal year 2024.
(4)	Represents total NQDP account balance as of September 30, 2024.
(5)	Inclusive of dividends earned in the amount of $19,852.63 for Mr. Robertson, $36,637.07 for Mr. Joseph, $18,417.41 Dr. Zhou and $145.90 Mr. Wang.
Pension Benefits
We do not have any qualified or nonqualified defined benefit plans, other than certain plans for international employees. No named executive officer participates in any of those plans.
Post-Employment Benefits
The following table sets forth the estimated payments and benefits that would be provided to each of the Company’s current named executive officers, upon termination or a termination following a change in control. The payments and benefits were calculated assuming that the triggering event took place on September 30, 2024, the last trading day of our fiscal year, and using the closing market price of the Company’s stock on that date ($48.44).

Name(1)	Event	Salary & Other Cash Payment	Health & Welfare Contribution	Vesting of Stock Awards	Total
John Marotta	Termination Without Cause or for Good Reason	$900,000(2)	$19,492		$919,492
	Change of Control with Termination	$3,780,000(3)	$38,984	$634,176(4)	$4,453,160
Jason W. Joseph	Termination Without Cause or for Good Reason			$525,865(5)	$525,865
	Change of Control with Termination			$2,526,582(4)	$2,526,582
Ginger Zhou	Termination Without Cause or for Good Reason			$306,771(5)	$306,771
	Change of Control with Termination			$1,334,183(4)	$1,334,183
David Wang	Termination Without Cause or for Good Reason			$306,771(5)	$306,771
	Change of Control with Termination			$1,178,545(4)	$1,178,545

(1)	As of September 30, 2024, Dr. Schwartz and Mr. Cueto had entered into transition agreements with the Company, as described above. Mr. Robertson was no longer with the Company as of September 30, 2024.

AZENTA – 2024 Proxy Statement 55

COMPENSATION TABLES FOR NAMED EXECUTIVE OFFICERS
(2)
Under the terms of Mr. Marotta’s employment agreement, if he is terminated by the Company without cause, or if he resigns for good reason, the Company shall pay an amount equal to one year’s current base salary, paid in bi-weekly payments as severance in salary continuation and an amount equal to the pro rata incentive bonus for the completed portion of the current annual pay period (for purposes of this table, we have assumed each executive received his bonus for the fiscal year). During the salary continuation period, the Company will continue to pay the employer portion of the cost of the health insurance plans in which the executive was a participant as of the termination date. If he has not found a full-time comparable executive position with another employer during the initial salary continuation period, the Company will extend the bi-weekly salary on a payroll to payroll basis until the earlier to occur of (A) one additional year (26 additional bi-weekly payments) or (B) the date he secures full-time employment. The Company will also extend for up to six months the employer portion of the cost of the health insurance plans in which the executive was a participant as of the termination date. For purposes of this table, we have assumed the executive will find a full-time comparable executive position with another employer during the initial salary continuation period.

(3)
Under the terms of the Change in Control Agreement with Mr. Marotta, if he is terminated without cause, or resigns for good reason, within one year following a Change in Control, he will be entitled to receive a severance amount equal to two times the sum of his annual base salary plus his target annual cash bonus payable in bi-weekly installments over the two-year period. In addition, he will be entitled to a lump sum payment equal to the estimated cost of his continued health benefits for a two-year period following termination and a pro-rated bonus for the year in which the termination occurs. For purposes of this table, we assume each executive received his bonus for the fiscal year and no proration is necessary.

(4)
Under the terms of each named executive officer’s equity award agreement, in the event of a change in control, followed by a termination without cause or resignation for good reason within one year after the change in control, all unvested awards would immediately vest, including any performance-based awards that have not yet been earned calculated at the target award amount.

(5)
In light of Dr. Schwartz’s retirement announcement, Messrs. Joseph and Wang, and Dr. Zhou each received a retention award of time-based RSUs granted on August 9, 2024. For this specific grant, if the executive is terminated by the Company for any reason other than for Cause, this grant will vest immediately.

56 AZENTA – 2024 Proxy Statement

CEO PAY RATIO
CEO PAY RATIO
Under rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is required to disclose the median of the annual total compensation of our employees (excluding our principal executive officer), the annual total compensation of our Principal Executive Officer (PEO), and the ratio of these two amounts. Given that we had two PEOs in fiscal year 2024, the PEO total compensation used for this ratio is the combined compensation of the current and former PEO.
The Company’s pay ratio may not be comparable to the pay ratios of other companies given varying workforce composition and pay practices, as well as the flexibility permitted in identifying the median employee.
The Company determined that the 2024 annual total compensation of our median employee as of September 30, 2024 was $56,095 and Mr. Marotta’s and Dr. Schwartz’s combined annual total compensation for 2024 was $6,763,201, both of which were calculated in accordance with Item 402(c) of Regulation S-K. The ratio of these amounts was 120.6:1.
The Company selected September 30, 2024, the last day of our most recently completed fiscal year, as the effective date used to identify the median employee. As of this date the Company employed approximately 3,200 employees globally. The Company did not elect to make any exclusions as permitted under the SEC’s de minimis rule.
The Company used a Consistently Applied Compensation Measure to identify the median employee based on the sum of base pay/regular wages, overtime and target bonus. The Company elected to include bonus payments given the broad participation rates in this component of our compensation program across our employee base. Annualized salary rates for full-time employees and hourly pay rates and scheduled hours worked were used as reasonable estimates of salary/wages.

AZENTA – 2024 Proxy Statement 57

PAY VERSUS PERFORMANCE
PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K we are providing the following information about the relationship between executive Compensation Actually Paid (“CAP”) for our Chief Executive Officer, also referred to as our principal executive officer (“PEO”), and our other Named Executive Officers (“NEOs”) and certain financial performance metrics of the Company for the fiscal years listed below. The Human Resources and Compensation (HRC) Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the fiscal years shown. For further information on the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, please refer to “Compensation Discussion and Analysis.”

						Value of Initial Fixed $100 Investment Based On:
Fiscal Year	SCT Total for Former PEO(1)	CAP total for Former PEO(2)	SCT Total for PEO(3)	CAP total for PEO(4)	Average SCT Total for Non- PEO NEOs(5)	Average CAP to Non-PEO NEOs(6)	Azenta TSR(7)	Company Peer Group(8)	GAAP Net Income (in millions)(9)	Revenue (in millions)(10)
2024	$6,124,419	$1,732,864	$638,811	$668,792	$1,908,906	$1,745,367	$105	$132	-$164.2	$656.0
2023	$5,554,462	$5,753,017			$1,587,464	$1,664,874	$109	$109	-$12.9	$665.0
2022	$4,668,377	-$8,289,063			$2,357,741	-$184,501	$93	$110	-$11.3	$552.0
2021*	$5,290,656	$21,015,659			$1,897,530	$6,261,160	$222	$143	$111.9	$1,178

*
Financials for fiscal year 2021 are based on a combined Life Sciences and Semi-conductor equipment company and are pre-separation of the businesses and the closing of the sale of the semiconductor automation business on February 1, 2022.

(1)	Amounts shown are the amounts of total compensation reported for Dr. Schwartz, our former CEO, for each corresponding fiscal year in the Total column of the Summary Compensation Table (SCT).
(2)
Amounts represent the amount of CAP to Dr. Schwartz, as calculated in accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Dr. Schwartz’s total compensation for each fiscal year to determine the CAP:

Fiscal Year	Reported SCT Total for Former PEO	Reported Value of Equity Awards Granted in the Year(a)	Equity Awards Adjustments(b)	Compensation Actual Paid to Former PEO
2024	$6,124,419	$4,900,004	$508,449	$1,732,864
2023	$5,554,462	$4,500,037	$4,698,592	$5,753,017
2022	$4,668,377	$3,500,031	-$9,457,409	-$8,289,063
2021	$5,290,656	$3,000,067	$18,725,070	$21,015,659

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column of the SCT for the corresponding fiscal year.
(b)	The equity award adjustments are calculated in accordance with the SEC rules as shown in the table below.

Fiscal Year	Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Total Equity Award Adjustments
2024	$724,856	-$165,793	-$50,614	$508,449
2023	$3,791,453	$473,115	$434,024	$4,698,592
2022	$1,311,173	-$5,025,180	-$5,743,403	-$9,457,409
2021	$7,845,742	$7,286,596	$3,592,733	$18,725,070

(3)	Amounts shown are the amounts of total compensation reported for Mr. Marotta, our CEO, for each corresponding fiscal year in the Total column of the Summary Compensation Table (SCT).

58 AZENTA – 2024 Proxy Statement

PAY VERSUS PERFORMANCE
(4)
Amounts represent the amount of CAP to Mr. Marotta, as calculated in accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Marotta’s total compensation for each fiscal year to determine the CAP:

Fiscal Year	Reported SCT Total for PEO	Reported Value of Equity Awards Granted in the Year(a)	Equity Awards Adjustments(b)	Compensation Actual Paid to PEO
2024	$638,811	$604,196	$634,176	$668,792

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column of the SCT for the corresponding fiscal year.
(b)	The equity award adjustments are calculated in accordance with the SEC rules as shown in the table below.

Fiscal Year	Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Total Equity Award Adjustments
2024	$634,176	$0	$0	$634,176

(5)
Amounts reported in this column represent the average of the amounts reported in for the Company’s NEOs, excluding Dr. Schwartz and Mr. Marotta. Messrs. Cueto, Joseph, Robertson and Wang and Dr. Zhou are the Non-PEO NEOs in fiscal year 2024. Messrs. Robertson, Joseph and Vacha and Dr. Gray are the Non-PEO NEOs in fiscal year 2023. Messrs. Robertson and Joseph, Dr. McManus and Ms. Sriram are the Non-PEO NEOs in fiscal year 2022. Messrs. Robertson, Jarzynka and Vacha, and Dr. Liao are the Non-PEO NEOs in fiscal year 2021.

(6)
The amounts reported in this column represent the average amount of CAP to the Non-PEO NEOs (excluding Dr. Schwartz and Mr. Marotta), as computed in accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for each fiscal year to determine the CAP:

Fiscal Year	Average Reported SCT Total for Non- PEO NEOs	Average Reported Value of Equity Awards Granted in the Year(a)	Average Equity Award Adjustments(b)	Average Compensation Actual Paid to Non-PEO NEOs
2024	$1,908,906	$1,255,053	$1,091,514	$1,745,367
2023	$1,587,464	$1,012,541	$1,089,951	$1,664,874
2022	$2,357,741	$1,483,811	-$1,058,430	-$184,501
2021	$1,897,530	$900,027	$5,263,658	$6,261,160

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column of the SCT for the corresponding fiscal year. Mr. Robertson is included in the averages for fiscal year 2024 and he did not receive an equity award in fiscal year 2024.

(b)
The equity award adjustments are calculated in accordance with the SEC rules as shown in the table below. Mr. Robertson is included in the averages for fiscal year 2024 and he did not receive an equity award in fiscal year 2024 and he did not own any unvested equity awards at the end of fiscal year 2024.

Fiscal Year	Average Year- End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Total Average Equity Award Adjustments
2024	$1,109,741	-$11,502	-$6,725	$1,091,514
2023	$853,105	$119,954	$116,893	$1,089,951

AZENTA – 2024 Proxy Statement 59

PAY VERSUS PERFORMANCE

Fiscal Year	Average Year- End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Total Average Equity Award Adjustments
2022	$687,646	-$785,402	-$960,674	-$1,058,430
2021	$1,877,406	$2,382,731	$1,003,520	$5,263,658

(7)
Cumulative TSR is calculated by dividing the sum of the cumulative difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(8)
The peer group for TSR is the S&P 1500 Life Sciences Tools & Services Industry Index, as used in the Company’s performance graph under Item 201 of Regulation S-K included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024. The comparison assumes $100 was invested for the period starting September 30, 2020, through the end of the listed fiscal year for the Company and the peer group. For fiscal year 2024, we have decided to use the S&P 1500 Life Sciences Tools & Services Industry Index in our performance graph under Item 201 of Regulation S-K as opposed to that of the peer group used for the fiscal year ended September 30, 2023 to align our “Comparative Stock Performance” disclosures with that of the same line-of-business index to which we compare our executive performance in this table. Azenta’s peer group used in the Company’s performance graph under Item 201 of Regulation S-K included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023 consisted of the following companies: Angiodynamics Inc, Caredx Inc, Certara Inc, Haemonetics Corp, Icu Medical Inc, Integra Lifesciences Holdings Corp, Maravai Lifesciences Holdings Inc, Medpace Holdings Inc, Neogenomics Inc, Orasure Technologies Inc, Repligen Corp, Sotera Health Co, and Varex Imaging Corp. The value of the initial $100 invested based on this peer group would have been $85 for 2024 in comparison to $132 for the S&P 1500 Life Sciences Tools & Services Industry Index.

(9)	The amount shown is the net income reflected in the Company’s consolidated audited financial statements for the applicable fiscal year.
(10)
Revenue from continued operations for the applicable fiscal year. Revenue for 2021 is based on a combined Life Sciences and Semi-conductor equipment company and are pre-separation of the businesses and the closing of the sale of the semiconductor automation business on February 1, 2022.

Financial Performance Measures
The Company’s executive compensation program reflects our pay for performance philosophy, as described in the “Compensation Discussion and Analysis” above. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on their alignment with the Company’s strategic objectives and their ability to increase value to our stockholders. The most important financial performance measures used by the Company to determine executive compensation paid to the Company’s NEOs, for the most recent compensation fiscal year are as follows:
•	Revenue
•	Adjusted EPS
•	Adjusted EBITDA
•	ROIC
•	Adjusted Free Cash Flow
•	Adjusted Operating Profit
Other than revenue, these are non-GAAP measures. Appendix A of this Proxy defines these and other non-GAAP financial measures and reconciles them to the most directly comparable historical GAAP financial measures.
While the Company used several performance measures to align the executive compensation program with Company performance, as shown above, they are not all presented in the Pay versus Performance table. The Company has chosen to focus on Revenue because it has the most significant impact on compensation. Additionally, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular fiscal year.

60 AZENTA – 2024 Proxy Statement

PAY VERSUS PERFORMANCE
Compensation Actually Paid (CAP) and Cumulative Total Shareholder Return (TSR)
Below is a table that compares the CAP for the former PEO, PEO and Non-PEO NEOs for the past four fiscal years (FY2021, FY2022, FY2023 and FY2024) against the cumulative four year TSR performance for Azenta from October 1, 2020 – September 30, 2024, for Azenta’s financial peer group, the S&P 1500 Life Sciences Tools & Services Industry Index, and the peer group used for the fiscal year ended September 30, 2023.

CAP and TSR
CAP
TSR
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
-$5.0
-$10.0
$250
$200
$150
$100
$50
$0
2021
2022
2023
2024
$21.0
$222
$143
$150
$6.3
$110
$93
$82
-$0.2
-$8.3
$5.8
$109
$109
$1.7
$80
$132
$105
$1.7
$85
$0.7
$1.7
Former PEO CAP
PEO CAP
Non-PEO NEOs CAP
Current Company Peer Group
TSR
Prior Year Company Peer Group

AZENTA – 2024 Proxy Statement 61

PAY VERSUS PERFORMANCE
Compensation Actually Paid (CAP) and GAAP Net Income
Below is a table that compares the CAP for the former PEO, PEO and Non-PEO NEOs for the past four fiscal years (FY2021, FY2022, FY2023 and FY2024) against GAAP Net Income performance for the related fiscal year.

CAP and Net Income
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
-$5.0
-$10.0
CAP
$150.0
$100.0
$50.0
$0.0
-$50.0
-$100.0
-$150.0
-$200.00
Net Income
$21.0
$111.9
$6.3
-$11.3
-$0.2
-$8.3
$5.8
$1.7
-$12.9
$1.7
$0.7
$1.7
-$164.2
2021
2022
2023
2024
Former PEO CAP
PEO CAP
Non-PEO NEOs CAP
GAAP Net Income

*
Net Income for 2021 is based on a combined Life Sciences and Semi-conductor equipment company and are pre-separation of the businesses and the closing of the sale of the semiconductor automation business on February 1, 2022.

62 AZENTA – 2024 Proxy Statement

PAY VERSUS PERFORMANCE
Compensation Actually Paid (CAP) and Revenue
Below is a table that compares the CAP for the former PEO, PEO and Non-PEO NEOs for the past four fiscal years (FY2021, FY2022, FY2023 and FY2024) against Annual Revenue performance for the related fiscal year.

CAP and Revenue
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
-$5.0
-$10.0
CAP
$1,400.00
$1,200.00
$1,000.00
$800.00
$600.00
$400.00
$200.00
$0.0
Revenue
$21.0
$6.3
$1,178.0
-$8.3
-$0.2
$552.0
$5.8
$1.7
$665.0
$1.7
$0.7
$1.7
$656.0
2021
2022
2023
2024
Former PEO CAP
Non-PEO NEOs CAP
PEO CAP
Revenue

*
Revenue for 2021 is based on a combined Life Sciences and Semi-conductor equipment company and are pre-separation of the businesses and the closing of the sale of the semiconductor automation business on February 1, 2022.

AZENTA – 2024 Proxy Statement 63

EQUITY COMPENSATION PLAN INFORMATION
EQUITY COMPENSATION PLAN INFORMATION
The table below sets forth certain information as of September 30, 2024 regarding the shares of our Common Stock available for grant or granted under equity compensation plans that (i) were approved by our stockholders, and (ii) were not approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	780,235(1)	$59.84(2)	2,282,681(3)
Equity compensation plans not approved by stockholders
Total	780,235		2,282,681

(1)
Consists of (i) 758,324 shares to be issued upon exercise of outstanding RSUs under the 2020 Equity Incentive Plan, including 16,127 shares awarded for performance-based vesting and (ii) 21,911 shares to be issued upon exercise of outstanding RSUs under the 2015 Equity Incentive Plan.

(2)	Consists of the weighted-average grant date value of RSU outstanding on September 30, 2024.
(3)
Consists of (i) 1,769,047 shares that remained available for future issuance under the 2020 Equity Incentive Plan and (ii) 513,634 shares available for issuance under our Employee Stock Purchase Plan. Excludes securities reflected in the first column of the table.

RELATED PARTY TRANSACTIONS
Under existing SEC rules, some transactions, commonly referred to as “related party transactions,” are required to be disclosed to stockholders. Examples of related party transactions include transactions or proposed transactions between us and:
•	an executive officer, director or director nominee;
•	any person who is known to be the beneficial owner of more than 5% of our Common Stock;
•
any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of our Common Stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

Under the Nasdaq Stock Market rules, we are required to conduct an appropriate review of any such transaction and either the Audit Committee or the independent directors are required to approve the transaction. All related party transactions must also be disclosed in our applicable filings with the SEC as required under SEC rules. Our Audit Committee Charter also requires that members of the Audit Committee approve all related party transactions for which such approval is required under applicable law, including SEC and Nasdaq rules. In addition, the Conflicts of Interest provisions of our Standards of Conduct cover, among other things, all transactions involving our relationships with service providers, suppliers and others. Our policy requires the disclosure of any relationship that could be seen to affect the application of independent and sound judgment of Azenta in connection with relationships with prospective or existing suppliers, contractors, customers, competitors or regulators. In the case of employees, this calls for disclosure of any relationship to management. Members of our Board of Directors would normally make this disclosure to the chairman of the Board.
We are not aware of any related party transactions since the beginning of our last fiscal year that would require disclosure under SEC rules.

64 AZENTA – 2024 Proxy Statement

PROPOSAL NO. 2  ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NO. 2  ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are seeking your advisory vote as required by Section 14A of the Securities Exchange Act of 1934, as amended, on the approval of the compensation of our named executive officers as disclosed in this proxy statement under the heading “Compensation Discussion and Analysis,” the tabular disclosure regarding such compensation included under the heading “Compensation Tables for Named Executive Officers”, and the accompanying narrative and tabular disclosures under such headings and elsewhere in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices of executive compensation described in this proxy statement. The advisory vote is not a vote on the Company’s compensation practices for non-executive employees or the Company’s Board of Directors.
As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under our compensation program, our named executive officers are rewarded for the achievement of specific short-term and long-term goals. Please see the Compensation Discussion and Analysis for additional details about our executive compensation philosophy and program, including information about the fiscal year 2024 compensation of our named executive officers.
Our Board of Directors is asking stockholders to provide a non-binding advisory vote that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, included in this proxy statement under the heading “Compensation Discussion and Analysis,” the tabular disclosure regarding such compensation included under the heading “Compensation Tables for Named Executive Officers”, and the accompanying narrative and tabular disclosures under such heading and elsewhere in this proxy statement, is approved.
The Human Resources and Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.
This vote on the compensation of our named executive officers is advisory, and therefore not binding on the Company, the Human Resources and Compensation Committee or our Board of Directors. Although this proposal asks for a non-binding, advisory vote, we will consider an affirmative vote of a majority of the votes cast affirmatively or negatively as approval of Proposal No. 2. Our Board of Directors and our Human Resources and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Human Resources and Compensation Committee and the Board of Directors will evaluate whether any actions are necessary to address those concerns. Abstentions and broker non-votes will not have any effect on the results of those deliberations.
We will hold an advisory vote on executive compensation annually and will ask stockholders to vote on the frequency of those advisory votes every six years.

THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL TO APPROVE, ON A
NON-BINDING, ADVISORY BASIS, THE EXECUTIVE COMPENSATION CONTAINED IN THIS
PROXY STATEMENT IS IN THE BEST INTERESTS OF AZENTA AND OUR STOCKHOLDERS
AND THEREFORE, RECOMMENDS A VOTE “FOR” THIS PROPOSAL NO. 2.

AZENTA – 2024 Proxy Statement 65

AUDIT COMMITTEE REPORT
AUDIT COMMITTEE REPORT
To The Stockholders:
Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
Management has represented to the Audit Committee that our consolidated financial statements for the fiscal year ended September 30, 2024 were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the consolidated financial statements with management and separately with the independent auditors. It is the Audit Committee that engaged our independent auditors for the year ended September 30, 2024, and the Audit Committee determines annually who shall act as our independent auditors. For the year ended September 30, 2024, the Audit Committee sought and obtained from our stockholders the ratification of their choice of independent auditors. The Audit Committee is seeking similar ratification of their choice of independent auditors for the fiscal year that will end September 30, 2024.
The Audit Committee, in accordance with its charter and recurring meeting agenda, reviewed with the independent auditors the accounting policies and practices critical to our financial statements, the alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, the ramifications of each alternative, and the independent auditors’ preferred treatment. The Audit Committee also reviewed the material written communications between management and the independent auditors. The Audit Committee reviewed management’s assessment of the effectiveness of our internal control over financial reporting and also met with the independent auditors, with and without management present, to discuss the independent auditors’ evaluations of our internal controls and the overall quality of our financial reporting. As noted under “Committees of the Board - Audit Committee” above, the Audit Committee is overseeing management’s (a) implementation of a new cash flow reporting tool which will automate the calculation of the effect of exchange rate changes on cash and cash equivalents, and (b) implementation and documentation of new processes and controls over the review of our consolidated statement of cash flows to remediate the material weakness identified in our internal control over financial reporting as of September 30, 2024. The Audit Committee will assess the effectiveness of the remediation using the criteria set forth in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations (COSO) of the Treadway Commission. The Audit Committee has worked directly with management, the Company’s internal audit and finance teams and the independent auditors with regards to the material weakness and will continue to do so as management implements its ongoing remediation plans throughout the fiscal year ending September 30, 2025. The Audit Committee will continue to oversee management’s remediation plans, will keep the Board of Directors informed regarding the status of the material weakness, and will seek additional input to ensure that the material weakness is remediated in a timely and effective manner.
The Audit Committee also regularly reviews whether there have been communications to our telephone and electronic hotlines and reviews and monitors the responses to any such communications. All call reports from the independent company that staffs and operates these hotlines are directed in the first instance to, among others, the Chair of the Audit Committee, except where local law requires otherwise. The Audit Committee further reviews whether there have been any changes to our Standards of Conduct and whether any waivers to those standards have been granted. The Audit Committee has discussed with the independent auditors the matters required to be discussed under the applicable requirements of the PCAOB. The Audit Committee has also discussed the results of the internal audit examinations.
As noted under “Board Risk Oversight” above, the Audit Committee operates under the direction of the Board in helping to assess and address the Company’s business risks. In that process, the Audit Committee reviews with management the process employed by management to conduct a risk assessment survey, and also reviews and discusses with management and our independent auditors the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.
Our independent auditors provided the Audit Committee with the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526 (Communications with Audit Committees Concerning Independence) which requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, to confirm their independence and to engage in a discussion of independence. The Audit Committee also reviewed with the independent auditors the relevant SEC rules with respect to independence of auditors.

66 AZENTA – 2024 Proxy Statement

AUDIT COMMITTEE REPORT
Based on its review, the Audit Committee has recommended to the Board of Directors that our audited consolidated financial statements for the fiscal year ended September 30, 2024, management’s report on its assessment on the effectiveness of internal control over financial reporting as of September 30, 2024, and the independent auditors’ reports be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024. Further, the Audit Committee has determined to engage PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending September 30, 2024.
Respectfully submitted,
Audit Committee:
Didier Hirsch, Chair
Edward Bousa
Frank E. Casal
Erica McLaughlin

AZENTA – 2024 Proxy Statement 67

INDEPENDENT AUDITOR FEES AND OTHER MATTERS
INDEPENDENT AUDITOR FEES AND OTHER MATTERS
Set forth below are the fees paid by Azenta to its independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), for the fiscal years ended September 30, 2024 and September 30, 2023.

	2024	2023
Audit Fees	$3,869,681	$4,425,549
Audit-Related Fees	$0	$344,970
Tax Fees	$44,443	$62,772
All Other Fees	$2,125	$27,714

Description of Services
Audit Fees: Comprised of fees and expenses for professional services rendered in connection with the audit of our financial statements for the fiscal years ended September 30, 2024 and September 30, 2023 for the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q during those years, and for services provided in connection with statutory and regulatory filings or engagements in those years.
Audit-Related Fees: Comprised of fees for professional services for assurance and related services reasonably related to the performance of an audit or review in the fiscal years ended September 30, 2024 and September 30, 2023. In fiscal year 2024, the company incurred no costs in this category. In fiscal year 2023, the Company incurred $294,970 in audit related fees to PwC in connection with SEC filings related to the acquisition of B Medical Systems, $50,000 in connection with SOX pre-implementation work related to B Medical Systems and $50,000 SEC support and technical consultancy.
Tax Fees: Comprised of fees for tax compliance, tax advice and tax planning. Tax services encompass a variety of permissible services including international tax compliance, expatriate tax services and tax consulting. For fiscal year 2024, the tax fees included $44,443 for B Medical tax services. For fiscal year 2023, the tax fees included $62,772 for non-U.S. tax services.
All Other Fees: For fiscal year 2024, all other fees were comprised of $2,125 related to fees for web-based accounting research tools. For fiscal year 2023, all other fees included $8,234 related to fees for web-based accounting research tools and $19,480 related to grant audits of B Medical.
The Audit Committee has considered and determined that the provision of the non-audit services noted in the foregoing table is compatible with maintaining PwC’s independence.
Pre-Approval Policy and Procedures
The Audit Committee’s charter sets forth the Audit Committee’s obligations relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. The charter provides that we will not engage our independent registered public accounting firm to provide audit or non-audit services unless the service is pre-approved by the Audit Committee. In addition, we will not engage any other accounting firm to provide audit services unless such services are pre-approved by the Audit Committee.
In connection with the foregoing, the Audit Committee may approve specific services in advance. In addition, from time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval of types of services is detailed as to the particular service or type of service to be provided and is also generally subject to a maximum dollar amount.
The Audit Committee has also delegated to the Chair of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by the Chair of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

68 AZENTA – 2024 Proxy Statement

PROPOSAL NO. 3  RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 3  RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Company’s Audit Committee has appointed PwC to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2025, and stockholders are asked to ratify the selection at the Annual Meeting. The Audit Committee has considered and determined that PwC has no commercial relationship with the Company that would impair its independence in the next fiscal year. Representatives of PwC will be present at the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire. We do not expect the representatives to make any statements apart from responding to inquiries. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. An affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve this Proposal No. 3. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF AZENTA AND OUR STOCKHOLDERS AND THEREFORE RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 3.

AZENTA – 2024 Proxy Statement 69

GENERAL ANNUAL MEETING INFORMATION
GENERAL ANNUAL MEETING INFORMATION
Record Date, Voting Rights and Outstanding Shares
Only stockholders of record at the close of business on December 9, 2024 will be entitled to receive notice of, and to vote at, the Annual Meeting. As of that date, there were outstanding and entitled to vote 45,691,888 shares of our common stock, $.01 par value (the “Common Stock”). Each stockholder is entitled to one vote for each share of Common Stock held of record on that date and may vote such shares either at the Annual Meeting or by proxy. Beginning 15 minutes prior to, and during, the Annual Meeting, a complete list of our stockholders of record will be available for viewing by stockholders for any purpose germane to the meeting at www.azenta.investorroom.com (2025 Annual Meeting Material). A list of our registered holders as of the close of business on the record date will be made available to stockholders during the 10 days prior to the Annual Meeting; to access such list of registered holders, email Jason W. Joseph, Senior Vice President, General Counsel and Secretary of the Company, at Jason.Joseph@azenta.com. Stockholders submitting any such request will be asked to include the 16-digit control number found on the proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials previously mailed or made available to stockholders entitled to vote at the Annual Meeting.
Electronic Distribution
This proxy statement, our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, with supplemental information included therewith, and the proxy card are available at: www.proxyvote.com.
Solicitation
The proxy relating to the Annual Meeting is solicited on behalf of our Board of Directors, and we will bear the cost of such solicitation. Our officers and regular employees may solicit proxies by correspondence, telephone or in person, without extra compensation. We may also pay to banks, brokers, nominees, certain other fiduciaries and institutions their reasonable expenses incurred in forwarding proxy materials to the beneficial owners of the securities held by them and obtaining authority to execute proxies.
Quorum and Required Vote
The holders of a majority of the outstanding shares of Common Stock entitled to vote, present virtually or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. “Broker non-votes” are shares held by brokers or nominees that are present virtually or represented by proxy at the Annual Meeting, but not voted on a particular matter because (i) instructions have not been received from the beneficial owner and (ii) the brokers do not have discretionary voting authority to vote on such matter or the broker chooses not to vote on a matter for which it does have discretionary voting authority. A broker may not vote on “non-routine” matters without receiving specific voting instructions from the beneficial owner.
Broker discretionary voting
If shares are held by a broker, the broker will ask the beneficial owner for instructions to vote the shares. If instructions are provided, the broker must vote the shares as directed. If instructions are not provided, the broker’s ability to vote the shares depends on the proposal. At the Annual Meeting and any and all adjournments or postponements thereof, brokers may submit a vote on the ratification of the appointment of the independent registered accounting firm even if it does not receive instructions from the beneficial owner. For all other proposals, including the election of directors and matters related to executive compensation, the broker may not vote unless the broker receives specific instructions from the beneficial owner. We urge each stockholder to provide instructions to their broker so that their votes may be counted on these important matters.
Proposal No. 1: Election of Directors for a One-Year Term
For the election of directors, you may either vote “for” a director or “withhold” your vote for such director. An affirmative vote of a plurality of votes properly cast, virtually at the Annual Meeting or by proxy, is required for the election of each of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Broker non-votes will have no effect on the voting outcome with respect to the election of directors.
Proposal No. 2: Advisory Vote on Executive Compensation
For the advisory vote to approve executive compensation, you may either vote “for,” “against” or “abstain.” Although this proposal asks for a non-binding, advisory vote, we will consider an affirmative vote of a majority of the votes cast affirmatively or negatively as approval of Proposal No. 2. We value the opinions expressed by our stockholders in this advisory vote, and our Human Resources and

70 AZENTA – 2024 Proxy Statement

GENERAL ANNUAL MEETING INFORMATION
Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our executive compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes will not have any effect on the results of those deliberations.
Proposal No. 3: Ratification of the Company’s Independent Registered Public Accounting Firm
For the proposal to ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the 2025 fiscal year, you may either vote “for,” “against” or “abstain.” An affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve Proposal No. 3. Abstentions will have no effect on the results of the vote on Proposal No. 3. We do not expect there will be any broker non-votes on this matter as the approval of Proposal No. 3 is considered to be routine and a broker or other nominee is generally empowered to vote on such routine proposals, however, if there are any broker non-votes they will not affect the voting outcome.
Voting of Proxies
General
If your shares of Common Stock are registered directly in your name with our transfer agent, Computershare, Inc., you are considered the stockholder of record, or record holder, of those shares. In that case these proxy materials have been sent directly to you and you have the right with these proxy materials to grant your proxy directly to Azenta or to vote virtually at the Annual Meeting or by mail, telephone or via the Internet as described below.
If your shares of Common Stock are held in a brokerage account (street name) or by another person on your behalf, you are considered to be the beneficial owner of those shares, and these proxy materials are being forwarded to you by your broker or other nominee together with a voting instruction card, and you are also invited to attend the Annual Meeting.
Proxies Without Voting Instructions
Proxies that are properly submitted and dated but which do not contain voting instructions will be voted for the election of the nominees as directors described in this proxy statement, for the approval of the non-binding vote on executive compensation, and for the ratification of the selection of PwC as the Company’s independent registered accounting firm for the 2025 fiscal year. If any other matters properly come before the Annual Meeting, proxies will be voted by the authorized proxies in accordance with their best judgment.
Voting Shares held through Broker by Proxy
If your shares of Common Stock are held by your broker, your broker will vote your shares for you if you provide instructions to your broker on how to vote your shares. You should follow the directions provided by your broker on a voting instruction card regarding how to instruct your broker to vote your shares. In the absence of such instructions, the broker will be able to vote your shares on matters with respect to which it has discretionary voting power. The broker will have discretionary voting power only with respect to the ratification of the selection of PwC as the Company’s independent registered public accounting firm for the 2025 fiscal year, but not with respect to the election of the ten nominees for director or the advisory vote on executive compensation.
Voting of Shares held through Broker at the Annual Meeting
If your shares of Common Stock are held by your broker or other nominee and you wish to vote those shares at the Annual Meeting, you must obtain from the broker or other nominee holding your shares a properly executed legal proxy, identifying you as a stockholder, authorizing you to act on behalf of the broker or other nominee at the Annual Meeting and specifying the number of shares with respect to which the authorization is granted.
Other Matters
If you sign and return the enclosed proxy card or vote your shares over the telephone or via the Internet, you grant to the persons named in the proxy the authority to vote in their discretion on any other matters that may properly come before the Annual Meeting, including any adjournment or postponement thereof. Other matters that may be properly brought before the Annual Meeting, unless otherwise provided in our certificate of incorporation or by-laws or by statute, will be approved if they receive a majority of the votes properly cast on the matter. Our management does not presently know of any other matters to be brought before the Annual Meeting.

AZENTA – 2024 Proxy Statement 71

GENERAL ANNUAL MEETING INFORMATION
Voting Procedures
There are several ways in which you or your representative can vote your shares, as follows:

Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelope. Stockholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, may vote by mail by completing, signing and dating the voting instruction card provided by their broker, trustee or nominee and mailing it in the accompanying pre-addressed envelope.

Stockholders of record may submit proxies by telephone until 11:59 p.m. (Eastern Time) on January 29, 2025 for shares held directly and until 11:59 p.m. (Eastern Time) on January 27, 2025 for shares held in a Plan. The proxy card includes instructions on submitting proxies by telephone. Most stockholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, may vote by telephone by calling the number specified on the voting instruction card provided by their broker, trustee or nominee. Please see the voting instruction card for telephone voting availability.

Stockholders of record may submit proxies using the Internet until 11:59 p.m. (Eastern Time) on January 29, 2025 for shares held directly and until 11:59 p.m. (Eastern Time) on January 27, 2025 for shares held in a Plan by visiting www.proxyvote.com. The proxy card includes instructions on submitting proxies using the Internet. Most stockholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, may vote using the Internet by following the instructions on the voting instruction card provided by their broker, trustee or nominee. Please see the voting instruction card for Internet voting availability.

Revocation of Proxies
Signing the enclosed proxy card or otherwise submitting one’s proxy will not prevent a record holder from voting at the Annual Meeting or otherwise revoking the proxy. A record holder may revoke a proxy at any time before the Annual Meeting in the following ways:
•	filing with our corporate secretary, before the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;
•	authorizing a later dated proxy relating to the same shares and delivering it to us before the vote at the Annual Meeting; or
•	attending the Annual Meeting virtually and voting, although attendance at the meeting will not by itself constitute a revocation of the proxy.
Record holders should send any written notice of revocation or subsequent proxy to our corporate secretary at 200 Summit Drive, 6th Floor, Burlington, Massachusetts 01803 before the vote at the Annual Meeting.
Proxy Materials Available via the Internet
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on January 30, 2025
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners, which will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper copy of our proxy materials, you may request them without charge upon written request addressed to Company Secretary, Azenta, Inc., 200 Summit Drive, 6th Floor, Burlington, Massachusetts 01803, which is the mailing address of the Company’s principal executive offices.

72 AZENTA – 2024 Proxy Statement

OTHER MATTERS
OTHER MATTERS
Standards of Conduct
Pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and the Nasdaq Stock Market rules, we have adopted Standards of Conduct that apply to all officers, directors and employees, covering a wide range of matters, including finance and accounting standards specifically applicable to our senior financial officers related to the protection of the integrity of our financial records and reports. A copy of our Standards of Conduct is publicly available on our website at www.Azenta.com. If we make any substantive amendment to the Standards of Conduct or grant any waiver, including any implicit waiver, from a provision thereof to the persons covered by the Standards of Conduct, we are obligated to disclose the nature of such amendment or waiver, the name of the person to whom any waiver was granted, and the date of waiver on the above-named website or in a Current Report on Form 8-K.
Stockholder Proposals and Recommendations For Director
Our Amended and Restated Bylaws include an advance notice procedure if a stockholder wishes to propose a nomination of persons for election to the Board of Directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in the Company’s proxy statement and proxy card. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to the Company’s secretary of the stockholder’s intention to bring such business before the meeting. Under the Amended and Restated Bylaws, the required notice must be in writing and received by our secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.
Proposals which stockholders intend to present at our 2026 annual meeting of stockholders and wish to have included in our proxy materials pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company no later than August 19, 2025. However, if the date of the 2026 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2026 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement.
To be considered for presentation at the 2025 annual meeting of stockholders, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than October 2, 2025 and no later than November 1, 2025. In addition to satisfying the foregoing advance notice requirements, to comply with the universal proxy rules under the Securities Exchange Act of 1934, as amended, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must follow the requirements set forth in Rule 14a-19 as promulgated under the Securities Exchange Act of 1934, as amended. Stockholders are advised to review our Amended and Restated Bylaws, which specify requirements as to form and content of a stockholders’ notice, including the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended.
Proposals that are not received in a timely manner or in accordance with applicable law will not be voted on at the 2026 annual meeting of stockholders. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Azenta, Inc., 200 Summit Drive, 6th Floor, Burlington, MA 01803, Attention: Secretary.
Voting Results
The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Current Report on Form 8-K, then we will file an amendment to the Current Report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
Householding of Proxy Materials
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for

AZENTA – 2024 Proxy Statement 73

OTHER MATTERS
companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from us or your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can also request prompt delivery of a copy of this proxy statement. All such requests should be made in writing to our Investor Relations department at the following address: Investor Relations, Azenta, Inc., 200 Summit Dive, 6th Floor, Burlington, MA 01803 or by telephone at the following number: (732) 416-4975.
Material Not Incorporated by Reference
To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the proxy statement entitled “Audit Committee Report,” and “Human Resources and Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.
Annual Report on Form 10-K
Copies of our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, as filed with the SEC, with supplemental information included therewith, are being made available to our stockholders of record with this proxy statement and are available to stockholders without charge upon written request addressed to Investor Relations, Azenta, Inc., 200 Summit Drive, 6th Floor, Burlington, Massachusetts 01803. It is also available at our website www.Azenta.com.

IT IS IMPORTANT THAT PROXIES BE AUTHORIZED PROMPTLY.
THEREFORE, STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN
THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE OR
PROMPTLY SUBMIT A PROXY BY TELEPHONE OR THE INTERNET.

74 AZENTA – 2024 Proxy Statement

Appendix A
Reconciliation of Non-GAAP to GAAP Financial Measures Used in Proxy Statement –
Use of Non-GAAP Financial Measures
Azenta, Inc. (the “Company”) supplements its financial measures under U.S. generally accepted accounting principles, or GAAP, with certain non-GAAP financial measures to provides a better perspective on the results of business operations, which the Company believes is more comparable to the similar analysis provided by its peers. These measures are not presented in accordance with, nor are they a substitute for GAAP measures. These measures should always be considered in conjunction with appropriate GAAP measures.
Management adjusted the GAAP results for the impact of amortization of intangible assets, purchase accounting impact on inventory, transformation and rebranding costs, restructuring charges, goodwill and intangible asset impairments, fair value adjustments to contingent consideration, governance-related matters, merger and acquisition costs and costs related to share repurchase, and other unallocated corporate expenses to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers. Management also excludes special charges and gains, such as gains and losses from the sale of assets, certain tax benefits and charges, as well as other gains and charges that are not representative of the normal operations of the business. Amounts presented in the tables below are in millions, except per share amounts.

($ in millions)
	FY 2022	FY 2023	FY 2024
Revenue	555.5	665.1	656.3
GAAP gross profit	255.6	263.1	263.4
Gross profit margin	46.0%	39.6%	40.1%
Amortization expense	7.3	18.5	24.8
Transformation	—	—	4.0
Purchase accounting impact on inventory	—	9.7	—
Tariff adjustment	(0.5)	—	—
Other special charges	0.3	—	—
Non-GAAP gross profit	262.7	291.3	292.1
Non-GAAP gross profit margin	47.3%	43.8%	44.5%
GAAP operating expenses	(280.3)	(336.3)	(464.0)
Merger and acquisition costs and costs related to share repurchase(1)	17.3	13.8	4.9
Amortization of intangibles other than completed technology	25.0	29.9	26.5
Restructuring charges	0.7	4.6	11.8
Contingent consideration – fair value adjustments	0.6	(18.5)	—
Transformation	—	—	9.9
Rebranding	2.5	(0.1)	—
Impairment of goodwill and intangible assets	—	—	116.0
Non-GAAP operating expenses	(234.3)	(306.6)	(295.0)
GAAP operating profit	(24.7)	(73.1)	(200.7)
Operating profit margin	(4.5%)	(11.0%)	(30.6%)
Non-GAAP operating profit	28.5	(15.3)	(2.9)
Non-GAAP operating profit margin	5.1%	(2.3%)	(0.4%)

(1)	Includes expenses related to governance-related matters.

AZENTA – 2024 Proxy Statement A-1

($ in millions, except per share amounts)
	FY 2022	FY 2023	FY 2024
GAAP net income (loss) from Continuing Operations	(11.3)	(12.9)	(164.2)
Merger and acquisition costs and costs related to share repurchase(1)	17.3	13.8	4.9
Amortization expense	32.3	48.4	51.3
Purchase accounting impact on inventory	—	9.7	—
Restructuring charges	0.7	4.6	11.8
Contingent consideration - fair value adjustments	0.6	(18.5)	—
Transformation	—	—	13.9
Rebranding	2.7	(0.1)	—
Impairment of goodwill and intangible assets	—	—	116.0
Tariff adjustment	(0.5)	—	—
Loss on extinguishment of debt	0.6	—	—
Tax related adjustments	5.7	(8.1)	2.9
Tax effect of adjustments	(10.1)	(16.2)	(14.8)
Non-GAAP net income (loss) from Continuing Operations	38.2	20.6	21.8
Diluted earnings (loss) per share	(0.15)	(0.19)	(3.09)
Non-GAAP diluted earnings (loss) per share	0.51	0.31	0.41
Shares used in computing diluted net earnings (loss) per share (in millions)	74.9	66.3	53.2

(1)	Includes expenses related to governance-related matters.

($ in millions)
	Sample Management Solutions			Multiomics			B Medical Systems			Azenta Total
	FY 2023	FY 2024	Change	FY 2023	FY 2024	Change	FY 2023	FY 2024	Change	FY 2023	FY 2024	Change
Revenue	303.7	318.6	5%	248.3	254.6	3%	113.1	83.1	(27%)	665.1	656.3	(1%)
Fx	—	1.3	(0%)	—	(0.9)	0%	—	0.8	(1%)	—	1.1	(0%)
Ex Fx	303.7	317.4	5%	248.3	255.5	3%	113.1	82.4	(27%)	665.1	655.2	(1%)
M&A	—	1.3	(0%)	—	—	0%	—	—	0%	—	1.3	(0%)
Organic Revenue(1)	303.7	316.1	4%	248.3	255.5	3%	113.1	82.4	(27%)	665.1	653.9	(2%)

(1)	Organic revenue represents revenue adjusted for the impact of acquisitions during the year and changes in currency rates as compared to the prior year.

A-2 AZENTA – 2024 Proxy Statement

($ in millions)
	FY 2023	FY 2024
Free Cash Flow	(32)	13
Less items related to the Semiconductor Automation Sale	(36)
Adjusted Free Cash Flow	4	13

EBITDA from Continuing Operations	11.4	(111.7)
Adjustments
Stock-based compensation	9.5	14.5
Purchase accounting impact on inventory	9.7	—
Restructuring and restructuring related charges	4.6	11.8
Merger and acquisition costs and costs related to the share repurchase(1)	13.8	4.9
Contingent consideration – fair value adjustments	(18.5)	—
Transformation	—	13.9
Rebranding	(0.1)	—
Impairment of goodwill and intangible assets	—	116.0
Adjusted EBITDA – from Continuing Operations	30.4	49.2
Adjusted EBITDA Margin	4.6%	7.5%

(1)	Includes expenses related to governance-related matters.

AZENTA – 2024 Proxy Statement A-3

AZENTA LIFE SCIENCES

AZENTA, INC.
200 SUMMIT DRIVE, 6TH FLOOR
BURLINGTON, MA 01803
ATTN: CORPORATE SECRETARY

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on January 29, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AZTA2025**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on January 29, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Frank E. Casal
02) William L. Cornog
03) Robyn C. Davis
04) Dipal Doshi
05) Quentin Koffey
06) Martin Madaus
07) Alan J. Malus
08) John P. Marotta
09) Erica J. McLaughlin
10) Tina S. Nova

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000654676_1 R1.0.0.6

The 2025 Annual Meeting of Stockholders of Azenta, Inc. will be held on January 30, 2025 at 9:00 a.m., Eastern Time, virtual meeting, for the matters stated on the reverse side.

The Board of Directors has fixed December 9, 2024 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting.

All stockholders are cordially invited to attend the virtual only Annual Meeting. To ensure your representation at the virtual only Annual Meeting and to authorize your proxy, however, you are urged to complete, date, sign and return the enclosed Proxy Card (a postage-paid envelope is enclosed for that purpose) as promptly as possible.

Any stockholder attending the virtual only Annual Meeting may vote even if that stockholder has previously returned a Proxy Card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement, Annual Report on Form 10-K and Shareholder Letter are available at www.proxyvote.com

John Marotta and Lawrence Lin, or either of them, with full power to act alone, each with the power of substitution, are hereby appointed attorneys and proxies to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Azenta, Inc. to be held on January 30, 2025, or at any postponement or adjournment thereof. All previous proxies granted by the undersigned with respect to such meeting are hereby revoked. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3. THE PROXIES ARE AUTHORIZED TO VOTE ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE AZENTA, INC. BOARD OF DIRECTORS.

YOU ARE URGED TO PROMPTLY AUTHORIZE YOUR PROXY BY FOLLOWING THE VOTING INSTRUCTIONS, SO THAT IF YOU ARE UNABLE TO ATTEND THE VIRTUAL ONLY ANNUAL MEETING THE SHARES MAY NEVERTHELESS BE VOTED. HOWEVER, YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY AT A LATER DATE, OR BY ATTENDING AND VOTING AT THE VIRTUAL ONLY ANNUAL MEETING.

0000654676_2 R1.0.0.6

Continued and to be signed on reverse side